 EX-2.1

Exhibit 2.1

DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of December 31, 2024, América Móvil (the “Company,” “we,” “us,” and “our”) had the following classes of securities registered pursuant to Section 12(b) of the Exchange Act:

No.	Title of each class	Trading symbol(s)	Name of each exchange on which registered
I.	Series B Shares (“B Shares”), without par value*	—	—

II.	American Depositary Shares (“ADSs”), each representing the right to receive twenty (20) Series B Shares	AMX	New York Stock Exchange

III.	3.625% Senior Notes Due 2029	AMX29	New York Stock Exchange
	2.875% Senior Notes Due 2030	AMX30	New York Stock Exchange
	4.700% Senior Notes Due 2032	AMX32	New York Stock Exchange
	6.375% Senior Notes Due 2035	AMX35	New York Stock Exchange
	6.125% Senior Notes Due 2037	AMX37	New York Stock Exchange
	6.125% Senior Notes Due 2040	AMX40	New York Stock Exchange
	4.375% Senior Notes Due 2042	AMX42	New York Stock Exchange
	4.375% Senior Notes Due 2049	AMX49	New York Stock Exchange

*	Not for trading, but only in connection with the registration of B Share ADSs representing such shares.

Capitalized terms used but not defined herein have the meanings given to them in our annual report on Form 20-F for the fiscal year ended December 31, 2024.

I.	B SHARES

Below is a brief summary of certain significant provisions of our current bylaws and Mexican law relating to the B Shares as of December 31, 2024. It does not purport to be complete and is qualified by reference to the bylaws themselves. An English translation of our bylaws has been filed with the SEC as an exhibit to our annual report filed herewith.

Shareholders’ Equity

As of December 31, 2024, we have a single class of outstanding shares: the B Shares, which are without par value, fully paid and non-assessable.

Voting Rights

Each B Share entitles its holder to one vote at any shareholders meeting and carries full voting rights.

Shareholders’ Meetings

General shareholders’ meetings may be ordinary or extraordinary. Extraordinary general meetings are those called to consider certain specified matters, including, principally, changes to the bylaws, liquidation, merger and change of corporate form, as well as to consider the removal of our shares from the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) (the “CNBV”). General meetings called to consider all other matters are ordinary meetings.

An ordinary general shareholders’ meeting must be held each year to consider the approval of the financial statements for the preceding fiscal year, to elect directors and to determine the allocation of the profits. Transactions that represent 20.0% or more of our consolidated assets in any fiscal year must be approved by an ordinary general meeting of all shareholders.

At first call, the quorum for an ordinary general meeting is 50.0% of the outstanding shares, and action may be taken by a majority of the shares present. If a quorum is not available, a second meeting may be called at which action may be taken by a majority of the shares present, regardless of the number of such shares. The quorum for an extraordinary shareholders’ meeting is 75.0% of the outstanding shares. If a quorum is not available at first call, a second meeting may be called and quorum will be met, provided a majority of the outstanding shares is present. Whether at first or second call, in order for actions taken at an extraordinary shareholders’ meeting to be valid, such actions must be approved, at a minimum, by the affirmative vote of 50.0% of the outstanding shares.

Holders of 20.0% of our outstanding capital stock may have any shareholder action set aside by filing a complaint with a Mexican court of law within fifteen (15) days after the close of the meeting at which such action was taken and showing that the challenged action violates Mexican law or our bylaws. In addition, any holder of our capital stock may bring certain actions challenging any shareholder action. Generally, relief under these provisions is only available to holders who were entitled to vote on, or whose rights as shareholders were adversely affected by, the challenged shareholder action and whose shares were not represented when the action was taken or, if represented, voted against it.

Shareholders’ meetings may be called by our Board of Directors (the “Board”), its Chairman, its Cochairman, its Corporate Secretary, the Chairman of the Audit and Corporate Practices Committee or a Mexican court of law. The Chairman of the Board or the Chairman of the Audit and Corporate Practices Committee may be required to call a meeting of shareholders by the holders of 10.0% of the outstanding shares. Notice of shareholders’ meetings must be published at least fifteen (15) days prior to the meeting.

A shareholder is required to deposit its shares with our secretary or a custodian in order to attend a shareholders’ meeting, as set forth in the relevant call notice to the relevant shareholders’ meeting.

Dividend Rights

The Board submits our financial statements for the previous fiscal year for approval by our shareholders during each annual ordinary shareholders’ meeting. Once financial statements are approved, the allocation of our net profits is determined. We must allocate 5.0% of such net profits to a legal reserve, which is not thereafter available for distribution except as a stock dividend, until the amount of the legal reserve equals 20.0% of our paid-in-capital. The remainder of net profits is available for distribution upon approval by the ordinary general shareholders’ meeting.

All shares outstanding are entitled to participate in a dividend or other distribution on a pro rata basis.

Preemptive Rights

In new issuances of shares, each shareholder has a preferential right to subscribe for a sufficient number of shares of the same series to maintain its existing proportionate holdings, except in certain circumstances such as mergers, convertible debentures, public offers and placement of treasury or repurchased shares. These rights cannot be traded separately from the shares. As a result, there is no trading market for such rights.

Limitations on Share Ownership

The Series B Shares are not subject to limitations on ownership, except that if a foreign government or state acquires Series B Shares, such shares will immediately be rendered without effect or value.

Restrictions on Certain Transfers

Any transfer of 10.0% or more of our voting shares, in one or more transactions, by any person or group of persons acting in concert, requires prior approval by our Board. If the Board denies such approval, however, it shall designate an alternate transferee, which must pay market price for the shares as quoted on the Mexican Stock Exchange.

Restrictions on Deregistration in Mexico

If we decide to cancel the registration of our shares with the National Securities Registry maintained by the CNBV, or if such registration is cancelled by the CNBV, we are required to conduct a public offer to purchase all of the outstanding shares prior to such cancellation. Such offer shall exclude our controlling group of shareholders. If, after the public offer is concluded, there are still outstanding shares held by the general public, we will be required to create a trust for a period of at least six (6) months, with funds in an amount sufficient to purchase, at the same price as the offer price, the number of outstanding shares held by the public that did not participate in the offer.

Unless the CNBV authorizes otherwise, upon the prior approval of the Board, which must take into account the opinion of the Audit and Corporate Practices Committee, the offer price will be the higher of (i) the average of the closing price during the previous thirty (30) days on which the shares may have been quoted or (ii) the book value of the shares in accordance with the most recent quarterly report submitted to the CNBV and to the Mexican Stock Exchange.

The voluntary cancellation of the registration will be subject to (i) the prior authorization of the CNBV and (ii) the authorization of not less than 95.0% of the outstanding capital stock in a general extraordinary shareholders’ meeting.

Tender Offer Requirement

Certain significant acquisitions of our capital stock may require the purchaser to make a tender offer.

Other Provisions

EXCLUSIVE JURISDICTION. Our bylaws provide that legal actions relating to the execution, interpretation or performance of the bylaws shall be brought only in Mexican courts.

PURCHASE OF OUR OWN SHARES. We may repurchase our shares on the Mexican Stock Exchange at any time at the then-prevailing market price in accordance with Mexican laws and regulations. Any such repurchase must conform to guidelines established by the Board, and the amount available to repurchase shares must be approved by the general ordinary shareholders’ meeting. The economic and voting rights corresponding to repurchased shares may not be exercised during the period in which we own such shares, and such shares are not deemed to be outstanding for purposes of calculating any quorum or vote at any shareholders’ meeting during such period.

CONFLICT OF INTEREST. A shareholder that votes on a business transaction in which its interest conflicts with our interests may be liable for damages, but only if the transaction would not have been approved without its vote.

WITHDRAWAL RIGHTS. Whenever a shareholders’ meeting approves a change of corporate purposes, change of nationality of the corporation or transformation from one type of company to another, any shareholder entitled to vote on such change that has voted against may withdraw and receive the book value of its shares, provided this right is exercised within fifteen (15) days following the meeting.

II.  AMERICAN DEPOSITARY SHARES

Citibank, N.A. (“the Depositary”) serves as the depositary for our ADSs and our American Depository Receipts (“ADR”) program. ADS holders are required to pay various fees to the Depositary, and the Depositary may refuse to provide any service for which a fee is assessed until the applicable fee has been paid.

ADS holders are required to pay the Depositary amounts in respect of expenses incurred by the Depositary or its agents on behalf of ADS holders, including expenses arising from (i) taxes or other governmental charges, (ii) registration fees payable to us that may be applicable to the transfer of shares upon deposits to or withdrawals from the ADS program, (iii) cable, telex and facsimile transmission, (iv) conversion of foreign currency into U.S. dollars, (v) compliance with exchange control regulations and other regulatory requirements, (vi) delivery or servicing of the ADSs or the shares underlying ADSs or (vii) amounts payable to the Depositary pursuant to ancillary agreements in respect of the ADR program, the ADSs and the ADRs. The Depositary may decide in its sole discretion to seek payment either by billing holders or by deducting the fee from one or more cash dividends or other cash distributions.

ADS holders are also required to pay additional fees for certain services provided by the Depositary. The following ADS fees are payable to the Depositary under the terms of the deposit agreement:

Service	Rate	By Whom Paid

(1) Issuance of ADSs (e.g., an issuance upon a deposit of shares, upon a change in the ADS(s)-to-share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.

	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person for whom ADSs are issued.
(2) Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited shares, upon a change in the ADS(s)-to-share(s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.	Person for whom ADSs are being cancelled.
(3) Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) an exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.

(6) ADS services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

(7) Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into the Depositary Trust Company and vice versa, or for any other reason).

	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) transferred.	Person for whom or to whom ADSs are transferred.

(8) Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of partial entitlement ADSs for full entitlement ADSs, or upon conversion of restricted ADSs into freely transferable ADSs, and vice versa).

	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.	Person for whom ADSs are converted or to whom the converted ADSs are delivered.

Payments by the Depositary

The Depositary reimburses us for certain expenses we incur in connection with the ADR program, subject to a ceiling agreed between us and the Depositary from time to time. These reimbursable expenses currently include legal and accounting fees, listing fees, investor relations expenses and fees payable to service providers for the distribution of material to ADS holders. During the year ended December 31, 2024, the Depositary reimbursed us a total of U.S.$1.7 million for reimbursable expenses.

Shareholders’ Meetings

A shareholder is required to deposit its shares with a custodian in order to attend a shareholders’ meeting. A holder of ADSs will not be able to meet this requirement, and accordingly is not entitled to attend shareholders’ meetings. A holder of ADSs is entitled to instruct the depositary as to how to vote the shares represented by ADSs, in accordance with procedures provided for in the deposit agreement. However, a holder of ADSs will not be able to vote its shares directly at a shareholders’ meeting or to appoint a proxy to do so.

Preemptive Rights

In new issuances of shares, each shareholder has a preferential right to subscribe for a sufficient number of shares of the same series to maintain its existing proportionate holdings, except in certain circumstances such as mergers, convertible debentures, public offers and placement of treasury or repurchased shares. These rights cannot be traded separately from the shares. As a result, there is no trading market for such rights. Holders of ADSs may exercise these rights only through the depositary. We are not required to take steps that may be necessary to make this possible.

III.  DEBT SECURITIES

Each series of notes listed on the New York Stock Exchange, as set forth on the cover page of América Móvil’s annual report on Form 20-F for the fiscal year ended December 31, 2024, has been issued by América Móvil. Some series have also been guaranteed by a subsidiary, as set forth in the descriptions below. Each of these series of notes and related guarantees was issued under an indenture (each a “Base Indenture”) and a supplemental indenture (each a “Supplemental Indenture”).

The following table sets forth the general information of each relevant series of notes (the “Notes”).

Section	Series	Date of Base Indenture	Date of Supplemental Indenture
A	6.375% Notes Due 2035 (“2035 Notes”)	March 9, 2004 (“2004 Indenture”)	February 25, 2005 (“2005 Supplemental Indenture”)
	6.125% Notes due 2037 (“2037 Notes”)		October 30, 2007 (“2007 Supplemental Indenture”)
B	6.125% Senior Notes Due 2040 (“2040 Notes”)	September 30, 2009 (“2009 Indenture”)	March 30, 2010 (“2010 Supplemental Indenture”)
C	4.375% Senior Notes Due 2042 (“2042 Notes”)	June 28, 2012 (“2012 Indenture”)	July 16, 2012 (“2012 Supplemental Indenture”)
D	3.625% Senior Notes due 2029 (“2029 Notes”)	October 1, 2018 (“2018 Indenture”)	April 22, 2019 (“2019 Supplemental Indenture”)
4.375% Senior Notes Due 2049 (“2049 Notes”)
	2.875% Senior Notes Due 2030 (“2030 Notes”)		May 7, 2020 (“2020 Supplemental Indenture”)
	4.700% Senior Notes Due 2032 (“2032 Notes”)		July 21, 2022 (“2022 Supplemental Indenture”)

The summary set out below of the general terms and provisions of our debt securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the definitions and provisions of the relevant Indenture and the instrument representing each series of our Notes. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant Indenture.

A. 2035 Notes and 2037 Notes

General

The 2035 Notes and the 2037 Notes constitute separate series of notes. The following discussion of the terms of the notes, including without limitation the discussions under “Optional Redemption”, “Defaults, Remedies and Waiver of Defaults,” “Modification and Waiver” and “Defeasance” below, applies to each series separately. References to “notes” and “debt securities” in this section III.A. are to the 2035 Notes and the 2037 Notes.

Indenture and Supplemental Indenture

The 2035 Notes were issued under the 2004 Indenture and the 2005 Supplemental Indenture. The 2037 Notes were issued under the 2004 Indenture and the 2007 Supplemental Indenture. The indentures are agreements among América Móvil, Radiomóvil Dipsa, S.A. de C.V (“Telcel”), as guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee. References to the “indenture” in this section III.A. are to the 2004 Indenture as supplemented by the applicable Supplemental Indenture.

The trustee has the following two main roles:

•

First, the trustee can enforce the rights of holders of the notes against América Móvil if it defaults in respect of the notes and Telcel defaults in respect of the guarantees. There are some limitations on the extent to which the trustee acts on the holders’ behalf, which are described under “Defaults, Remedies and Waiver of Defaults” below.

•	Second, the trustee performs administrative duties for América Móvil, such as making interest payments and sending notices to holders of the notes.

Principal and Interest

The original aggregate principal amount of the 2035 Notes is U.S.$1,000,000,000. The 2035 Notes will mature on March 1, 2035.

The 2035 Notes bear interest at a rate of 6 3/8% per year from February 25, 2005. Interest on the 2035 Notes is payable semi-annually on March 1 and September 1 of each year, to the holders in whose names the notes are registered at the close of business on the February 15 or August 15 immediately preceding the related interest payment date.

The original aggregate principal amount of the 2037 Notes is U.S.$400,000,000. The 2037 Notes will mature on November 15, 2037.

The 2037 Notes bear interest at a rate of 6.125% per year from October 30, 2007. Interest on the 2037 Notes is payable semi-annually on May 15 and November 15 of each year, to the holders in whose names the notes are registered at the close of business on the May 1 or November 1 immediately preceding the related interest payment date.

América Móvil pays interest on the notes on the interest payment dates stated above and at maturity. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date. América Móvil computes interest on the notes on the basis of a 360-day year of twelve 30-day months.

Subsidiary Guarantor

Telcel has irrevocably and unconditionally guaranteed the full and punctual payment of principal, premium, if any, interest, additional amounts and any other amounts that may become due and payable by América Móvil in respect of the notes. If América Móvil fails to pay any such amount, Telcel will immediately pay the amount that is due and required to be paid.

Ranking of the Notes and the Guarantees

América Móvil is a holding company and its principal assets are shares that it holds in its subsidiaries. The notes are not secured by any of its assets or properties. As a result, a holder of the notes is an unsecured creditor of América Móvil. The notes are not subordinated to any of América Móvil’s other unsecured debt obligations. In the event of a bankruptcy or liquidation proceeding against América Móvil, the notes would rank equally in right of payment with all its other unsecured and unsubordinated debt.

Telcel’s guarantees of the notes are not secured by any of its assets or properties. As a result, if Telcel is required to pay under the guarantees, holders of the notes would be unsecured creditors of Telcel. The guarantees are not subordinated to any of Telcel’s other unsecured debt obligations. In the event of a bankruptcy or liquidation proceeding against Telcel, the guarantees would rank equally in right of payment with all of Telcel’s other unsecured and unsubordinated debt.

A creditor of Telcel, including a holder of the notes, which are guaranteed by Telcel, may face limitations under Mexican law in attempting to enforce a claim against Telcel’s assets to the extent those assets are used in providing public service under Telcel’s concessions.

Form and Denominations

The notes were issued only in registered form without coupons and in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Except in limited circumstances, the notes will be issued in the form of global notes.

Further Issues

América Móvil reserves the right, from time to time without the consent of holders of the notes, to issue additional notes of either series on terms and conditions identical to those of the original notes of that series, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the original notes of that series.

Payment of Additional Amounts

América Móvil is required by Mexican law to deduct Mexican withholding taxes from payments of interest to investors who are not residents of Mexico for tax purposes.

América Móvil will pay to holders of the notes all additional amounts that may be necessary so that every net payment of interest or principal to the holder will not be less than the amount provided for in the notes. By net payment, América Móvil means the amount that it or its paying agent will pay the holder after deducting or withholding an amount for or on account of any present or future taxes, duties, assessments or other governmental charges imposed with respect to that payment by a Mexican taxing authority.

América Móvil’s obligation to pay additional amounts is, however, subject to several important exceptions. It will not pay additional amounts to any holder for or on account of any of the following:

•

any taxes, duties, assessments or other governmental charges imposed solely because at any time there is or was a connection between the holder and Mexico (other than the mere receipt of a payment or the ownership or holding of a debt security);

•	any estate, inheritance, gift or other similar tax, assessment or other governmental charge imposed with respect to the debt securities;

•

any taxes, duties, assessments or other governmental charges imposed solely because the holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the holder or any beneficial owner of the debt security if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the holders at least 30 days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that holders will be required to provide such information and identification;

•	any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the debt securities;

•

any taxes, duties, assessments or other governmental charges with respect to a debt security presented for payment more than 15 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that the holders of such debt security would have been entitled to such additional amounts on presenting such debt security for payment on any date during such 15-day period; and

•

any payment on a debt security to a holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of such debt security.

The limitations on América Móvil’s obligations to pay additional amounts described in the third bullet point above will not apply if the provision of information, documentation or other evidence described in the applicable bullet point would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a debt security, taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice, than comparable information or other reporting requirements imposed under U.S. tax law (including the United States/Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice.

Applicable Mexican regulations currently allow América Móvil to withhold at a reduced rate, provided that it complies with certain information reporting requirements. Accordingly, the limitations on its obligations to pay additional amounts described in the third bullet point above also will not apply unless (a) the provision of the information, documentation or other evidence described in the applicable bullet point is expressly required by the applicable Mexican regulations, (b) it cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican regulations on its own through reasonable diligence, and (c) it otherwise would meet the requirements for application of the applicable Mexican regulations.

In addition, the limitation described in the third bullet point above does not require that any person, including any non-Mexican pension fund, retirement fund or financial institution, register with the Ministry of Finance and Public Credit to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

América Móvil will remit the full amount of any Mexican taxes withheld to the applicable Mexican taxing authorities in accordance with applicable law. It will also provide the trustee with documentation satisfactory to the trustee evidencing the payment of Mexican taxes in respect of which we have paid any additional amount. It will provide copies of such documentation to the holders of the debt securities or the relevant paying agent upon request.

Any reference in the indenture or the debt securities or guarantees to principal, premium, if any, interest or any other amount payable in respect of the debt securities by América Móvil will be deemed also to refer to any additional amount that may be payable with respect to that amount under the obligations referred to in this subsection.

In the event that additional amounts actually paid with respect to the debt securities pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the holder of such debt securities, and as a result thereof such holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to América Móvil. However, by making such assignment, the holder makes no representation or warranty that América Móvil will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Optional Redemption

América Móvil will not be permitted to redeem the notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund—meaning that we will not deposit money on a regular basis into any separate account to repay holders’ notes. In addition, holders will not be entitled to require América Móvil to repurchase their notes from them before the stated maturity.

Optional Redemption With “Make-Whole” Amount

América Móvil will have the right at its option to redeem any of the notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points in the case of the 2035 Notes and 25 basis points in the case of the 2037 Notes (the “Make-Whole Amount”), plus in each case accrued interest on the principal amount of the notes to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by América Móvil.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means (i) in the case of the 2035 Notes, Credit Suisse First Boston LLC, or its respective affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by América Móvil and (ii) in the case of the 2037 Notes, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., or their respective affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by América Móvil; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), América Móvil will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless América Móvil defaults in the payment of the redemption price and accrued interest). On or before the redemption date, América Móvil will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Redemption for Taxation Reasons

América Móvil will have the right to redeem the notes upon the occurrence of certain changes in the tax laws of Mexico as a result of which we become obligated to pay additional amounts on the notes in respect of withholding taxes at a rate in excess of 10% for the 2035 Notes and 4.9% for the 2037 Notes, in which case we may redeem the notes in whole but not in part, at any time on giving not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes plus accrued interest to the redemption date and any additional amounts due thereon up to but not including the date of redemption; provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which América Móvil would be obligated to pay these additional amounts if a payment on the debt securities of such series were then due and (2) at the time such notice of redemption is given such obligation to pay such additional amounts remains in effect.

Prior to the publication of any notice of redemption for taxation reasons, América Móvil will deliver to the trustee:

•

a certificate signed by one of our duly authorized representatives stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right of redemption for taxation reasons have occurred; and

•

an opinion of Mexican legal counsel (which may be América Móvil’s counsel) of recognized standing to the effect that it has or will become obligated to pay such additional amounts as a result of such change or amendment.

This notice, after it is delivered by América Móvil to the trustee, will be irrevocable.

Merger, Consolidation or Sale of Assets

América Móvil may not consolidate with or merge into any other person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets and properties and may not permit any person to consolidate with or merge into it, unless all of the following conditions are met:

•

if América Móvil is not the successor person in the transaction, the successor is organized and validly existing under the laws of Mexico or the United States or any political subdivision thereof and expressly assumes our obligations under the debt securities or the indenture;

•

immediately after the transaction, no default under the debt securities has occurred and is continuing. For this purpose, “default under the debt securities” means an event of default or an event that would be an event of default with respect to any series of debt securities if the requirements for giving América Móvil default notice and for its default having to continue for a specific period of time were disregarded. See “Defaults, Remedies and Waiver of Defaults” below; and

•	América Móvil has delivered to the trustee an officers’ certificate and opinion of counsel, each stating, among other things, that the transaction complies with the indenture.

If the conditions described above are satisfied, América Móvil will not have to obtain the approval of the holders in order to merge or consolidate or to sell or otherwise dispose of its properties and assets substantially as an entirety. In addition, these conditions will apply only if it wishes to merge into or consolidate with another person or sell or otherwise dispose of all or substantially all of its assets and properties. América Móvil will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which it acquires the stock or assets of another person, any transaction that involves a change of control of the company, but in which it does not merge or consolidate, and any transaction in which it sells or otherwise disposes of less than substantially all its assets.

Telcel may not consolidate with or merge into any other person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets and properties and may not permit any person to consolidate with or merge into it, unless substantially the same conditions set forth above are satisfied with respect to Telcel.

Covenants

The following covenants will apply to América Móvil and certain of its subsidiaries for so long as any debt security remains outstanding. These covenants restrict its ability and the ability of its subsidiaries to enter into certain transactions. However, these covenants do not limit its ability to incur indebtedness or require it to comply with financial ratios or to maintain specified levels of net worth or liquidity.

Limitation on Liens

América Móvil may not, and América Móvil may not allow any of its restricted subsidiaries to, create, incur, issue or assume any liens on its restricted property to secure debt where the debt secured by such liens, plus the aggregate amount of our attributable debt and that of its restricted subsidiaries in respect of sale and leaseback transactions, would exceed an amount equal to an aggregate of 15% of its Consolidated Net Tangible Assets unless it secures the debt securities equally with, or prior to, the debt secured by such liens. This restriction will not, however, apply to the following:

•	liens on restricted property acquired and existing on the date the property was acquired or arising after such acquisition pursuant to contractual commitments entered into prior to such acquisition;

•

liens on any restricted property securing debt incurred or assumed for the purpose of financing its purchase price or the cost of its construction, improvement or repair, provided that such lien attaches to the restricted property within 12 months of its acquisition or the completion of its construction, improvement or repair and does not attach to any other restricted property;

•

liens existing on any restricted property of any restricted subsidiary prior to the time that the restricted subsidiary became a subsidiary of América Móvil or liens arising after that time under contractual commitments entered into prior to and not in contemplation of that event;

•	liens on any restricted property securing debt owed by a subsidiary of América Móvil to América Móvil or to another of its subsidiaries; and

•

liens arising out of the refinancing, extension, renewal or refunding of any debt described above, provided that the aggregate principal amount of such debt is not increased and such lien does not extend to any additional restricted property.

“Consolidated Net Tangible Assets” means total consolidated assets less (1) all current liabilities, (2) all goodwill, (3) all trade names, trademarks, patents and other intellectual property assets and (4) all licenses, each as set forth on our most recent consolidated balance sheet and computed in accordance with Mexican GAAP.

“Restricted property” means (1) any exchange and transmission equipment, switches, cellular base stations, microcells, local links, repeaters and related facilities, whether owned as of the date of the indenture or acquired after that date, used in connection with the provision of telecommunications services in Mexico, including any land, buildings, structures and other equipment or fixtures that constitute any such facility, owned by América Móvil or its restricted subsidiaries and (2) any share of capital stock of any restricted subsidiary.

“Restricted subsidiaries” means América Móvil’s subsidiaries that own restricted property.

Limitation on Sales and Leasebacks

América Móvil may not, and América Móvil may not allow any of its restricted subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the debt securities will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:

•

the aggregate principal amount of all debt then outstanding that is secured by any lien on any restricted property that does not ratably secure the debt securities (excluding any secured indebtedness permitted under “Limitation on Liens” above) plus the aggregate amount of our attributable debt and the attributable debt of its restricted subsidiaries in respect of sale and leaseback transactions then outstanding (other than any sale and leaseback transaction permitted under the following bullet point) would not exceed an amount equal to 15% of its Consolidated Net Tangible Assets; or

•

América Móvil or one of its restricted subsidiaries, within 12 months of the sale and leaseback transaction, retire an amount of its secured debt which is not subordinate to the debt securities in an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction and (2) the fair market value of the restricted property leased.

Notwithstanding the foregoing, América Móvil and/or its restricted subsidiaries may enter into sale and leaseback transactions during 2004 in respect of which attributable debt is not in excess of U.S.$300 million in the aggregate, and additional sale and leaseback transactions that solely refinance, extend, renew or refund such sale and leaseback transactions, and (a) the restriction described in the preceding paragraph shall not apply to such sale and leaseback transactions and (b) such transactions shall be excluded in determining the aggregate amount of its attributable debt and the attributable debt of our restricted subsidiaries for purposes of the preceding paragraph and also for purposes of the covenant described under “Limitation on Liens” described above.

“Sale and leaseback transaction” means an arrangement between América Móvil or one of its restricted subsidiaries and a bank, insurance company or other lender or investor where it or its restricted subsidiary leases a restricted property for an initial term of three years or more that was or will be sold by it or its restricted subsidiary to that lender or investor for a sale price of U.S.$1 million or its equivalent or more.

“Attributable debt” means, with respect to any sale and leaseback transaction, the lesser of (1) the fair market value of the asset subject to such transaction and (2) the present value, discounted at a rate per annum equal to the discount rate of a capital lease obligation with a like term in accordance with Mexican generally accepted accounting principles, of the obligations of the lessee for net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease.

Limitation on Sale of Capital Stock of Telcel

América Móvil may not, and América Móvil may not allow any of our subsidiaries to, sell, transfer or otherwise dispose of any shares of capital stock of Telcel if following such sale, transfer or disposition it would own, directly or indirectly, less than (1) 50% of the voting power of all of the shares of capital stock of Telcel and (2) 50% of all of the shares of capital stock of Telcel.

Provision of Information

América Móvil will furnish the trustee with copies of its annual report and the information, documents and other reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, including its annual reports on Form 20-F and reports on Form 6-K. In addition, América Móvil will make the same information, documents and other reports available, at its expense, to holders who so request in writing. In the event that, in the future, América Móvil is not required to file such information, documents or other reports pursuant to Section 13 or 15(d) of the Securities Exchange Act, it will furnish on a reasonably prompt basis to the trustee and holders who so request in writing, substantially the same financial and other information that it would be required to include and file in an annual report on Form 20-F and reports on Form 6-K.

If any of América Móvil’s officers becomes aware that a default or event of default or an event that with notice or the lapse of time would be an event of default has occurred and is continuing, as the case may be, América Móvil will also file a certificate with the trustee describing the details thereof and the action we are taking or propose to take.

Defaults, Remedies and Waiver of Defaults

Holders have special rights if an event of default with respect to the notes they hold occurs and is not cured, as described below.

Events of Default

Each of the following will be an “event of default” with respect to any series of debt securities:

•	América Móvil or Telcel fail to pay the principal of any debt securities of that series on its due date;

•	América Móvil or Telcel fail to pay interest on any debt securities of that series within 30 days after its due date;

•

América Móvil or Telcel remain in breach of any covenant in the indenture for the benefit of holders of that series of debt securities, for 60 days after América Móvil receives a notice of default (sent by the trustee or the holders of not less than 25% in principal amount of the series of debt securities) stating that it is in breach;

•	América Móvil or Telcel file for bankruptcy, or other events of bankruptcy, insolvency or reorganization or similar proceedings occur relating to América Móvil or Telcel;

•

América Móvil or Telcel experience a default or event of default under any instrument relating to debt having an aggregate principal amount exceeding U.S.$25 million (or its equivalent in other currencies) that constitutes a failure to pay principal or interest when due or results in the acceleration of the debt prior to its maturity;

•

a final judgment is rendered against América Móvil or Telcel in an aggregate amount in excess of U.S.$25 million (or its equivalent in other currencies) that is not discharged or bonded in full within 30 days; or

•

the guarantee of the debt securities of that series is held in a final judgment to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Telcel, or any person acting on behalf of Telcel, denies or disaffirms its obligations under the guarantees of the debt securities.

Remedies Upon Event of Default

If an event of default with respect to any series of debt securities occurs and is not cured or waived, the trustee, at the written request of holders of not less than 25% in principal amount of that series of debt securities, may declare the entire principal amount of all the debt securities of that series to be due and payable immediately, and upon any such declaration the principal, any accrued interest and any additional amounts shall become due and payable. If, however, an event of default occurs because of a bankruptcy, insolvency or reorganization relating to América Móvil or Telcel, the entire principal amount of all the debt securities and any accrued interest and any additional amounts will be automatically accelerated, without any action by the trustee or any holder and any principal, interest or additional amounts will become immediately due and payable.

Each of the situations described above is called an acceleration of the maturity of the debt securities. If the maturity of any series of the debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of that series of debt securities may cancel the acceleration for all the debt securities of that series, provided that all amounts then due (other than amounts due solely because of such acceleration) have been paid and all other defaults with respect to that series of debt securities have been cured or waived.

If any event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use under the circumstances in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection, known as an indemnity, from expenses and liability. If the trustee receives an indemnity that is reasonably satisfactory to it, the holders of a majority in principal amount of a series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities.

Before holders bypass the trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities of any series, the following must occur:

•	they must give the trustee written notice that an event of default has occurred and the event of default has not been cured or waived;

•

the holders of not less than 25% in principal amount of debt securities of that series must make a written request that the trustee take action with respect to that series because of the default and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of debt securities of that series must not have given the trustee for such series directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of debt securities of that series.

Holders of the notes are entitled, however, at any time to bring a lawsuit for the payment of money due on their debt security on or after its due date.

Book-entry and other indirect holders should consult their bank or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a past default for all the debt securities of that series. If this happens, the default will be treated as if it had been cured. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.

Modification and Waiver

There are three types of changes América Móvil can make to the indenture, the outstanding debt securities under the indenture and guarantees thereof.

Changes Requiring Each Holder’s Approval

The following changes cannot be made without the approval of each holder of an outstanding debt security affected by the change:

•	a change in the stated maturity of any principal or interest payment on a debt security;

•	a reduction in the principal amount, the interest rate or the redemption price for a debt security;

•	a change in the obligation to pay additional amounts;

•	a change in the currency of any payment on a debt security other than as permitted by the debt security;

•	a change in the place of any payment on a debt security;

•	an impairment of the holder’s right to sue for payment of any amount due on its debt security;

•

a change in the terms and conditions of the obligations of the guarantor under the guarantees to make due and punctual payment of the principal, premium, if any, or interest in respect of the outstanding debt securities under the indenture;

•	a reduction in the percentage in principal amount of the debt securities needed to change the indenture, the outstanding debt securities under the indenture or guarantees thereof; and

•	a reduction in the percentage in principal amount of the debt securities needed to waive our compliance with the indenture or to waive defaults.

Changes Not Requiring Approval

Some changes will not require the approval of holders of debt securities. These changes are limited to specific kinds of changes, like the addition of covenants, events of default or security, and other clarifications and changes that would not adversely affect the holders of outstanding debt securities under the indenture in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture, the debt securities or the guarantees will be required to be approved by the holders of a majority in principal amount of each series of debt securities affected by the change or waiver. The required approval must be given by written consent.

The same majority approval will be required for América Móvil to obtain a waiver of any of its covenants in the indenture. Its covenants include the promises it makes about merging and creating liens on our interests, which are described under “Merger, Consolidation or Sale of Assets” and “Covenants” above. If the holders approve a waiver of a covenant, América Móvil will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security or guarantee, or the indenture, as it affects that debt security, that América Móvil cannot change without the approval of the holder of that debt security as described under “Changes Requiring Each Holder’s Approval” above, unless that holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

América Móvil may, at its option, elect to terminate (1) all of its or Telcel’s obligations with respect to a series of debt securities and the related guarantees (“legal defeasance”), except for certain obligations, including those regarding any trust established for defeasance and obligations relating to the transfer and exchange of the debt securities of that series, the replacement of mutilated, destroyed, lost or stolen debt securities of that series and the maintenance of agencies with respect to the debt securities of that series or (2) América Móvil’s or Telcel’s obligations under the covenants in the indenture, so that any failure to comply with such obligations will not constitute an event of default (“covenant defeasance”) in respect of debt securities of that series. In order to exercise either legal defeasance or covenant defeasance, América Móvil must irrevocably deposit with the trustee money or U.S. government obligations, or any combination thereof, in such amounts as will be sufficient to pay the principal, premium, if any, and interest (including additional amounts) in respect of the debt securities of that series then outstanding on the maturity date of the debt securities of that series, and comply with certain other conditions, including, without limitation, the delivery of opinions of counsel as to specified tax and other matters.

If América Móvil elects either legal defeasance or covenant defeasance with respect to any debt securities of a series, it must so elect it with respect to all of the debt securities of that series.

Special Rules for Actions by Holders

When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, América Móvil will apply the following rules.

Only Outstanding Debt Securities are Eligible for Action by Holders

Only holders of outstanding debt securities will be eligible to vote or participate in any action by holders. In addition, América Móvil will count only outstanding debt securities in determining whether the various percentage requirements for voting or taking action have been met. For these purposes, a debt security will not be “outstanding” if it has been surrendered for cancellation or if we have deposited or set aside, in trust for its holder, money for its payment or redemption.

Determining Record Dates for Action by Holders

América Móvil will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In some limited circumstances, only the trustee will be entitled to set a record date for action by holders. If América Móvil or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. América Móvil or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt securities may be set in accordance with procedures established by the depositary from time to time.

Payment Provisions

Payments on the Debt Securities

For interest due on a debt security on an interest payment date, América Móvil will pay the interest to the holder in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date. For interest due at maturity but on a day that is not an interest payment date, América Móvil will pay the interest to the person or entity entitled to receive the principal of the debt security. For principal due on a debt security at maturity, América Móvil will pay the amount to the holder of the debt security against surrender of the debt security at the proper place of payment. América Móvil will compute interest on debt securities bearing interest at a fixed rate on the basis of a 360-day year of twelve 30-day months.

Payments on Global Debt Securities. For debt securities issued in global form, América Móvil will make payments on the debt securities in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, América Móvil will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in a global debt security. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Debt Securities. For debt securities issued in certificated form, América Móvil will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at the holder’s address shown on the trustee’s records as of the close of business on the regular record date, and América Móvil will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check may be made in next-day funds, that is, funds that become available on the day after the check is cashed. If América Móvil issues debt securities in certificated form, holders of debt securities in certificated form will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in New York City.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, América Móvil will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the debt securities, guarantees or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or Mexico City generally are authorized or obligated by law, regulation or executive order to close and a day on which banks and financial institutions in Mexico are open for business with the general public.

Paying Agents

If América Móvil issues debt securities in certificated form, it may appoint one or more financial institutions to act as our paying agents, at whose designated offices the debt securities may be surrendered for payment at their maturity. América Móvil may add, replace or terminate paying agents from time to time, provided that if any debt securities are issued in certificated form, so long as such debt securities are outstanding, it will maintain a paying agent in New York City. América Móvil may also choose to act as its own paying agent. Initially, América Móvil has appointed the trustee, at its corporate trust office in New York City, as a paying agent. América Móvil must notify holders of the notes of changes in the paying agents as described under “Notices” below.

Unclaimed Payments

All money paid by América Móvil to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to América Móvil. After that two-year period, the holder may look only to América Móvil for payment and not to the trustee, any other paying agent or anyone else.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

Submission to Jurisdiction

In connection with any legal action or proceeding arising out of or relating to the debt securities, the guarantees or the indenture (subject to the exceptions described below), América Móvil and the guarantor have each:

•	submitted to the jurisdiction of any New York state or U.S. federal court sitting in New York City, and any appellate court thereof;

•

agreed that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and waived, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of we or the guarantor; and

•	appointed CT Corporation System, with an office at 111 Eighth Avenue, New York, New York 10011, United States of America as process agent.

The process agent will receive, on behalf of each of América Móvil and the guarantor, service of copies of the summons and complaint and any other process which may be served in any such legal action or proceeding brought in such New York state or U.S. federal court sitting in New York City. Service may be made by mailing or delivering a copy of such process to América Móvil or the guarantor, as the case may be, at the address specified above for the process agent.

A final judgment in any of the above legal actions or proceedings will be conclusive and may be enforced in other jurisdictions, in each case, to the extent permitted under the applicable laws of such jurisdiction.

In addition to the foregoing, the holders may serve legal process in any other manner permitted by applicable law. The above provisions do not limit the right of any holder to bring any action or proceeding against either América Móvil or the guarantor or América Móvil or its properties in other courts where jurisdiction is independently established.

To the extent that either we or the guarantor has or hereafter may acquire or have attributed to América Móvil or the guarantor any sovereign or other immunity under any law, each of América Móvil and the guarantor has agreed to waive, to the fullest extent permitted by law, such immunity from jurisdiction or to service of process in respect of any legal suit, action or proceeding arising out of or relating to the indenture or the debt securities.

Currency Indemnity

América Móvil’s obligations and the obligations of the guarantor under the debt securities and the guarantees, respectively, will be discharged only to the extent that the relevant holder is able to purchase U.S. dollars with any other currency paid to that holder in accordance with any judgment or otherwise. If the holder cannot purchase U.S. dollars in the amount originally to be paid, we and the guarantor have agreed to pay the difference. The holder, however, agrees that, if the amount of U.S. dollars purchased exceeds the amount originally to be paid to such holder, the holder will reimburse the excess to América Móvil or the guarantor, as the case may be. The holder will not be obligated to make this reimbursement if we or the guarantor are in default of our or its obligations under the debt securities or the guarantees.

Transfer Agents

América Móvil may appoint one or more transfer agents, at whose designated offices any notes in certificated form may be transferred or exchanged and also surrendered before payment is made at maturity. Initially, América Móvil has appointed the trustee, at its corporate office in New York City, as transfer agent. América Móvil may also choose to act as its own transfer agent. América Móvil must notify holders of the notes of changes in the transfer agents as described under “Notices” below. If it issues notes in certificated form, holders of notes in certificated form will be able to transfer their notes, in whole or in part, by surrendering the notes, with a duly completed form of transfer, for registration of transfer at the office of our transfer agent in New York City, The Bank of New York. América Móvil will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

As long as América Móvil issues notes in global form, notices to be given to holders will be given to DTC, in accordance with its applicable policies as in effect from time to time. If it issues notes in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

B. 2040 Notes

General

Indenture and Supplemental Indenture

The 2040 Notes were issued under the 2009 Indenture and the 2010 Supplemental Indenture, as supplemented by an additional notes supplement. The indenture is an agreement among América Móvil, Telcel, as guarantor, and The Bank of New York Mellon, as trustee. References to the “indenture” in this section III.B are to the 2009 Indenture as supplemented by the 2010 Supplemental Indenture and the additional notes supplement.

The trustee has the following two main roles:

•	First, the trustee can enforce the rights of the holders of the 2040 Notes against América Móvil, if it defaults in respect of the 2040 Notes and Telcel defaults in respect of the guarantees.

•	Second, the trustee performs administrative duties for América Móvil, such as making interest payments and sending notices to holders of notes.

Principal and Interest

The aggregate principal amount of the 2040 Notes is U.S.$2,000,000,000. The 2040 Notes will mature on March 30, 2040 and bear interest at a rate of 6.125% per year from March 30, 2010.

Interest on the 2040 Notes is payable on March 30 and September 30 of each year, to the holders in whose names the 2040 Notes were registered at the close of business on March 15 or September 15 immediately preceding the related interest payment date.

América Móvil will pay interest on the 2040 Notes on the interest payment dates stated above and at maturity. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date. América Móvil computes interest on the 2040 Notes on the basis of a 360-day year consisting of twelve 30-day months.

Subsidiary Guarantor

Telcel has irrevocably and unconditionally guaranteed the full and punctual payment of principal, premium, if any, interest, additional amounts and any other amounts that may become due and payable by América Móvil in respect of the 2040 Notes. If América Móvil fails to pay any such amount, Telcel will immediately pay the amount that is due and required to be paid.

Ranking of the Notes and the Guarantees

América Móvil is a holding company, and its principal assets are shares that it holds in its subsidiaries. The 2040 Notes are not secured by any of its assets or properties. As a result, by owning the 2040 Notes, the holders of the 2040 Notes will be one of our unsecured creditors. The 2040 Notes are not be subordinated to any of our other unsecured debt obligations. In the event of a bankruptcy or liquidation proceeding against América Móvil, the 2040 Notes would rank equally in right of payment with all our other unsecured and unsubordinated debt.

Telcel’s guarantees of the 2040 Notes are not secured by any of its assets or properties. As a result, if Telcel is required to pay under the guarantees, holders of the 2040 Notes would be unsecured creditors of Telcel. The guarantees are not subordinated to any of Telcel’s other unsecured debt obligations. In the event of a bankruptcy or liquidation proceeding against Telcel, the guarantees would rank equally in right of payment with all of Telcel’s other unsecured and unsubordinated debt.

A creditor of Telcel, including a holder of the 2040 Notes, which are guaranteed by Telcel, may face limitations under Mexican law in attempting to enforce a claim against Telcel’s assets to the extent those assets are used in providing public service under Telcel’s concessions.

Form and Denominations

The 2040 Notes will were issued only in registered form without coupons and in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

Except in limited circumstances, the 2040 Notes will be issued in the form of global notes.

Further Issues

América Móvil reserves the right, from time to time without the consent of holders of the 2040 Notes, to issue additional notes of a series on terms and conditions identical to the 2040 Notes, which additional notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the 2040 Notes.

Payment of Additional Amounts

América Móvil is required by Mexican law to deduct Mexican withholding taxes from payments of interest to investors who are not residents of Mexico for tax purposes.

América Móvil will pay to holders of the 2040 Notes all additional amounts that may be necessary so that every net payment of interest or principal or premium, if any, to the holder will not be less than the amount provided for in the 2040 Notes. By net payment, América Móvil means the amount that it or its paying agent will pay the holder after deducting or withholding an amount for or on account of any present or future taxes, duties, assessments or other governmental charges imposed with respect to that payment by a Mexican taxing authority.

América Móvil’s obligation to pay additional amounts is, however, subject to several important exceptions. América Móvil will not pay additional amounts to any holder for or on account of any of the following:

•

any taxes, duties, assessments or other governmental charges imposed solely because at any time there is or was a connection between the holder and Mexico (other than the mere receipt of a payment or the ownership or holding of a debt security);

•	any estate, inheritance, gift or other similar tax, assessment or other governmental charge imposed with respect to the 2040 Notes;

•

any taxes, duties, assessments or other governmental charges imposed solely because the holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the holder or any beneficial owner of the 2040 Notes if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the holders at least 30 days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that holders will be required to provide such information and identification;

•	any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the debt securities;

•

any taxes, duties, assessments or other governmental charges with respect to the 2040 Notes presented for payment more than 15 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that the holders of such 2040 Notes would have been entitled to such additional amounts on presenting such notes for payment on any date during such 15-day period; and

•

any payment on the 2040 Notes to a holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of such note.

The limitations on América Móvil’s obligations to pay additional amounts described in the third bullet point above will not apply if the provision of information, documentation or other evidence described in the applicable bullet point would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a note, taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice, than comparable information or other reporting requirements imposed under U.S. tax law (including the United States/Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice.

Applicable Mexican regulations currently allow América Móvil to withhold at a reduced rate, provided that América Móvil complies with certain information reporting requirements. Accordingly, the limitations on América Móvil’s obligations to pay additional amounts described in the third bullet point above also will not apply unless (a) the provision of the information, documentation or other evidence described in the applicable bullet point is expressly required by the applicable Mexican regulations, (b) América Móvil cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican regulations on its own through reasonable diligence and (c) América Móvil otherwise would meet the requirements for application of the applicable Mexican regulations.

In addition, the limitation described in the third bullet point above does not require that any person, including any non-Mexican pension fund, retirement fund or financial institution, register with the Ministry of Finance and Public Credit to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

América Móvil will remit the full amount of any Mexican taxes withheld to the applicable Mexican taxing authorities in accordance with applicable law. América Móvil will also provide the trustee with documentation satisfactory to the trustee evidencing the payment of Mexican taxes in respect of which we have paid any additional amount. América Móvil will provide copies of such documentation to the holders of the 2040 Notes or the paying agent upon request.

Any reference in the indenture, the 2040 Notes or the guarantees to principal, premium, if any, interest or any other amount payable in respect of the 2040 Notes by América Móvil will be deemed also to refer to any additional amount that may be payable with respect to that amount under the obligations referred to in this subsection.

In the event that additional amounts actually paid with respect to the 2040 Notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the holder of such notes, and as a result thereof such holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to América Móvil. However, by making such assignment, the holder makes no representation or warranty that we will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Optional Redemption

América Móvil will not be permitted to redeem the 2040 Notes before their stated maturity, except as set forth below. The 2040 Notes will not be entitled to the benefit of any sinking fund (meaning that América Móvil will not deposit money on a regular basis into any separate account to repay the 2040 Notes). In addition, the holders of the 2040 Notes will not be entitled to require América Móvil to repurchase their notes before the stated maturity.

Optional Redemption With “Make-Whole” Amount

América Móvil will have the right at its option to redeem the 2040 Notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2040 Notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (the “Make-Whole Amount”), plus accrued interest on the principal amount of the 2040 Notes being redeemed to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the 2040 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by América Móvil.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Citigroup Global Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, or, their respective affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by América Móvil; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), América Móvil will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 pm (New York City time) on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the 2040 Notes or any portion of the 2040 Notes called for redemption (unless América Móvil defaults in the payment of the redemption price and accrued interest). On or before the redemption date, América Móvil will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the 2040 Notes to be redeemed on such date. If less than all of the 2040 Notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Tax Redemption

América Móvil will have the right to redeem the 2040 Notes upon the occurrence of certain changes in the tax laws of Mexico as a result of which América Móvil becomes obligated to pay additional amounts on the 2040 Notes in respect of withholding taxes at a rate in excess of 4.9%, in which case América Móvil may redeem the 2040 Notes, in whole but not in part, at any time on giving not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2040 Notes, plus accrued interest to the redemption date and any additional amounts due thereon up to but not including the date of redemption; provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which América Móvil would be obligated to pay these additional amounts if a payment on the debt securities were then due and (2) at the time such notice of redemption is given such obligation to pay such additional amounts remains in effect.

Merger, Consolidation or Sale of Assets

América Móvil may not consolidate with or merge into any other person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets and properties and may not permit any person to consolidate with or merge into them, unless all of the following conditions are met:

•

if América Móvil is not the successor person in the transaction, the successor is organized and validly existing under the laws of Mexico or the United States or any political subdivision thereof and expressly assumes our obligations under the 2040 Notes and the indenture;

•

immediately after the transaction, no default under the 2040 Notes has occurred and is continuing. For this purpose, “default under the debt securities” means an event of default or an event that would be an event of default with respect to the 2040 Notes if the requirements for giving América Móvil default notice and for its default having to continue for a specific period of time were disregarded. See “Defaults, Remedies and Waiver of Defaults” below; and

•	América Móvil has delivered to the trustee an officers’ certificate and opinion of counsel, each stating, among other things, that the transaction complies with the indenture.

If the conditions described above are satisfied, América Móvil will not have to obtain the approval of the holders in order to merge or consolidate or to sell or otherwise dispose of its properties and assets substantially as an entirety. In addition, these conditions will apply only if América Móvil wishes to merge into or consolidate with another person or sell or otherwise dispose of all or substantially all of its assets and properties. América Móvil will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which it acquires the stock or assets of another person, any transaction that involves a change of control of the company, but in which it does not merge or consolidate, and any transaction in which it sells or otherwise disposes of less than substantially all its assets.

Telcel may not consolidate with or merge into any other person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets and properties and may not permit any person to consolidate with or merge into it, unless substantially the same conditions set forth above are satisfied with respect to Telcel.

Covenants

The following covenants will apply to América Móvil and certain of its subsidiaries for so long as the 2040 Notes remain outstanding. These covenants restrict América Móvil’s ability and the ability of its subsidiaries to enter into certain transactions. However, these covenants do not limit América Móvil’s ability to incur indebtedness or require América Móvil to comply with financial ratios or to maintain specified levels of net worth or liquidity.

Limitation on Liens

América Móvil may not, and América Móvil may not allow any of its restricted subsidiaries to, create, incur, issue or assume any liens on its restricted property to secure debt where the debt secured by such liens, plus the aggregate amount of our attributable debt and that of its restricted subsidiaries in respect of sale and leaseback transactions, would exceed an amount equal to an aggregate of 15% of its Consolidated Net Tangible Assets unless América Móvil secures the debt securities equally with, or prior to, the debt secured by such liens. This restriction will not, however, apply to the following:

•	liens on restricted property acquired and existing on the date the property was acquired or arising after such acquisition pursuant to contractual commitments entered into prior to such acquisition;

•

liens on any restricted property securing debt incurred or assumed for the purpose of financing its purchase price or the cost of its construction, improvement or repair, provided that such lien attaches to the restricted property within 12 months of its acquisition or the completion of its construction, improvement or repair and does not attach to any other restricted property;

•

liens existing on any restricted property of any restricted subsidiary prior to the time that the restricted subsidiary became a subsidiary of América Móvil or liens arising after that time under contractual commitments entered into prior to and not in contemplation of that event;

•	liens on any restricted property securing debt owed by a subsidiary of América Móvil to América Móvil or to another of its subsidiaries; and

•

liens arising out of the refinancing, extension, renewal or refunding of any debt described above, provided that the aggregate principal amount of such debt is not increased and such lien does not extend to any additional restricted property.

“Consolidated Net Tangible Assets” means total consolidated assets less (1) all current liabilities, (2) all goodwill, (3) all trade names, trademarks, patents and other intellectual property assets and (4) all licenses, each as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles in Mexico.

“Restricted property” means (1) any exchange and transmission equipment, switches, cellular base stations, microcells, local links, repeaters and related facilities, whether owned as of the date of the 2009 Indenture or acquired after that date, used in connection with the provision of telecommunications services in Mexico, including any land, buildings, structures and other equipment or fixtures that constitute any such facility, owned by América Móvil or our restricted subsidiaries and (2) any share of capital stock of any restricted subsidiary.

“Restricted subsidiaries” means América Móvil’s subsidiaries that own restricted property.

Limitation on Sales and Leasebacks

América Móvil may not, and América Móvil may not allow any of its restricted subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the 2040 Notes will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:

•

the aggregate principal amount of all debt then outstanding that is secured by any lien on any restricted property that does not ratably secure the 2040 Notes (excluding any secured indebtedness permitted under “Limitation on Liens” above) plus the aggregate amount of

América Móvil’s attributable debt and the attributable debt of its restricted subsidiaries in respect of sale and leaseback transactions then outstanding (other than any sale and leaseback transaction permitted under the following bullet point) would not exceed an amount equal to 15% of its Consolidated Net Tangible Assets; or

•

América Móvil or one of its restricted subsidiaries, within 12 months of the sale and leaseback transaction, retire an amount of its secured debt which is not subordinate to the 2040 Notes in an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction and (2) the fair market value of the restricted property leased.

“Sale and leaseback transaction” means an arrangement between América Móvil or one of its restricted subsidiaries and a bank, insurance company or other lender or investor where América Móvil or its restricted subsidiary leases a restricted property for an initial term of three years or more that was or will be sold by América Móvil or its restricted subsidiary to that lender or investor for a sale price of U.S.$1 million or its equivalent or more.

“Attributable debt” means, with respect to any sale and leaseback transaction, the lesser of (1) the fair market value of the asset subject to such transaction and (2) the present value, discounted at a rate per annum equal to the discount rate of a capital lease obligation with a like term in accordance with Mexican generally accepted accounting principles, of the obligations of the lessee for net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease.

Limitation on Sale of Capital Stock of Telcel

América Móvil may not, and América Móvil may not allow any of its subsidiaries to, sell, transfer or otherwise dispose of any shares of capital stock of Telcel if following such sale, transfer or disposition América Móvil would own, directly or indirectly, less than (1) 50% of the voting power of all of the shares of capital stock of Telcel and (2) 50% of all of the shares of capital stock of Telcel.

Provision of Information

América Móvil will furnish the trustee with copies of its annual report and the information, documents and other reports that it is are required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, including our annual reports on Form 20-F and reports on Form 6-K, within 15 days after we file them with the SEC. In addition, América Móvil will make the same information, documents and other reports available, at its expense, to holders who so request in writing.

In the event that, in the future, América Móvil is not required to file such information, documents or other reports pursuant to Section 13 or 15(d) of the Securities Exchange Act, América Móvil will furnish on a reasonably prompt basis to the trustee and holders who so request in writing, substantially the same financial and other information that América Móvil would be required to include and file in an annual report on Form 20-F and reports on Form 6-K.

If any of América Móvil’s officers becomes aware that a default or event of default or an event that with notice or the lapse of time would be an event of default has occurred and is continuing, as the case may be, América Móvil will also file a certificate with the trustee describing the details thereof and the action it is taking or propose to take.

Defaults, Remedies and Waiver of Defaults

A Holder of the 2040 Notes will have special rights if an event of default with respect to the 2040 Notes it holds occurs and is not cured, as described below.

Events of Default

Each of the following will be an “event of default” with respect to the 2040 Notes:

•	América Móvil or Telcel fail to pay the principal of the 2040 Notes on its due date;

•	América Móvil or Telcel fail to pay interest on the 2040 Notes within 30 days after its due date;

•

América Móvil or Telcel remain in breach of any covenant in the indenture for the benefit of holders of the 2040 Notes, for 60 days after América Móvil receives a notice of default (sent by the trustee or the holders of not less than 25% in principal amount of the 2040 Notes) stating that it is in breach;

•	América Móvil or Telcel file for bankruptcy, or other events of bankruptcy, insolvency or reorganization or similar proceedings occur relating to América Móvil or Telcel;

•

América Móvil or Telcel experience a default or event of default under any instrument relating to debt having an aggregate principal amount exceeding U.S.$25 million (or its equivalent in other currencies) that constitutes a failure to pay principal or interest when due or results in the acceleration of the debt prior to its maturity;

•

a final judgment is rendered against América Móvil or Telcel in an aggregate amount in excess of U.S.$25 million (or its equivalent in other currencies) that is not discharged or bonded in full within 30 days; or

•

the guarantee of the 2040 Notes is held in a final judgment proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Telcel, or any person acting on behalf of Telcel, denies or disaffirms its obligations under the guarantees of the 2040 Notes.

Remedies Upon Event of Default

If an event of default with respect to the 2040 Notes occurs and is not cured or waived, the trustee, at the written request of holders of not less than 25% in principal amount of the 2040 Notes, may declare the entire principal amount of all the 2040 Notes to be due and payable immediately, and upon any such declaration the principal, any accrued interest and any additional amounts shall become due and payable. If, however, an event of default occurs because of a bankruptcy, insolvency or reorganization relating to América Móvil or Telcel, the entire principal amount of all the 2040 Notes and any accrued interest and any additional amounts will be automatically accelerated, without any action by the trustee or any holder and any principal, interest or additional amounts will become immediately due and payable.

Each of the situations described in the preceding paragraph is called an acceleration of the maturity of the 2040 Notes. If the maturity of the 2040 Notes is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the 2040 Notes may cancel the acceleration for all the 2040 Notes, provided that all amounts then due (other than amounts due solely because of such acceleration) have been paid and all other defaults with respect to the 2040 Notes have been cured or waived.

If any event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use under the circumstances in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection, known as an indemnity, from expenses and liability. If the trustee receives an indemnity that is reasonably satisfactory to it, the holders of a majority in principal amount of the 2040 Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the 2040 Notes.

Before any holder of the 2040 Notes bypasses the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the 2040 Notes, the following must occur:

•	holders of the 2040 Notes must give the trustee written notice that an event of default has occurred and the event of default has not been cured or waived;

•

the holders of not less than 25% in principal amount of the 2040 Notes must make a written request that the trustee take action with respect to the 2040 Notes because of the default and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the 2040 Notes must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the 2040 Notes.

Holders of the 2040 Notes will be entitled, however, at any time to bring a lawsuit for the payment of money due on the 2040 Notes on or after its due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the 2040 Notes may waive a past default for all the 2040 Notes. If this happens, the default will be treated as if it had been cured. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.

Modification and Waiver

There are three types of changes América Móvil can make to the indenture, the outstanding 2040 Notes and guarantees thereof.

Changes Requiring Each Holder’s Approval

The following changes cannot be made without the approval of each holder of a 2040 Note affected by the change:

•	a change in the stated maturity of any principal or interest payment on the 2040 Notes;

•	a reduction in the principal amount, the interest rate or the redemption price of the 2040 Notes;

•	a change in the obligation to pay additional amounts;

•	a change in the currency of any payment on the 2040 Notes other than as permitted by the 2040 Notes;

•	a change in the place of any payment on the 2040 Notes;

•	an impairment of the holder’s right to sue for payment of any amount due on its debt security;

•

a change in the terms and conditions of the obligations of the guarantor under the guarantees to make due and punctual payment of the principal, premium, if any, or interest in respect of the outstanding 2040 Notes;

•	a reduction in the percentage in principal amount of the 2040 Notes needed to change the indenture, the outstanding 2040 Notes or guarantees thereof; and

•	a reduction in the percentage in principal amount of the 2040 Notes needed to waive América Móvil’s compliance with the indenture or to waive defaults.

Changes Not Requiring Approval

Some changes will not require the approval of holders of the 2040 Notes. These changes are limited to specific kinds of changes, like the addition of covenants, events of default or security, and other clarifications and changes that would not adversely affect the holders of outstanding 2040 Notes under the indenture in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture, the 2040 Notes or the guarantees will be required to be approved by the holders of a majority in principal amount of each series of debt securities affected by the change or waiver. The required approval must be given by written consent.

The same majority approval will be required for América Móvil to obtain a waiver of any of its covenants in the indenture. América Móvil’s covenants include the promises it makes about merging and creating liens on its interests, which is described under “Merger, Consolidation or Sale of Assets” and “Covenants”. If the holders approve a waiver of a covenant, América Móvil will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security or guarantee, or the indenture, as it affects that debt security, that it cannot change without the approval of the holder of that debt security as described under in “Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if América Móvil seeks to change the indenture or the 2040 Notes or request a waiver.

Defeasance

América Móvil may, at its option, elect to terminate (1) all of its or Telcel’s obligations with respect to the 2040 Notes and the related guarantees (“legal defeasance”), except for certain obligations, including those regarding any trust established for defeasance and obligations relating to the transfer and exchange of the 2040 Notes, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of agencies with respect to the debt securities or (2) América Móvil’s or Telcel’s obligations under the covenants in the indenture, so that any failure to comply with such obligations will not constitute an event of default (“covenant defeasance”) in respect of the 2040 Notes. In order to exercise either legal defeasance or covenant defeasance, América Móvil must irrevocably deposit with the trustee money or U.S. government obligations, or any combination thereof, in such amounts as will be sufficient to pay the principal, premium, if any, and interest (including additional amounts) in respect of the 2040 Notes then outstanding on the maturity date of the 2040 Notes, and comply with certain other conditions, including, without limitation, the delivery of opinions of counsel as to specified tax and other matters.

If América Móvil elects either legal defeasance or covenant defeasance with respect to the 2040 Notes, América Móvil must so elect it with respect to all of the 2040 Notes.

Special Rules for Actions by Holders

When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, América Móvil will apply the following rules.

Only Outstanding Debt Securities are Eligible for Action by Holders

Only holders of outstanding 2040 Notes will be eligible to vote or participate in any action by holders. In addition, América Móvil will count only outstanding debt securities in determining whether the various percentage requirements for voting or taking action have been met. For these purposes, a debt security will not be “outstanding” if it has been surrendered for cancellation or if we have deposited or set aside, in trust for its holder, money for its payment or redemption.

Determining Record Dates for Action by Holders

América Móvil will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In some limited circumstances, only the trustee will be entitled to set a record date for action by holders. If América Móvil or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that América Móvil specifies for this purpose, or that the trustee specifies if it sets the record date. América Móvil or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt securities may be set in accordance with procedures established by the depositary from time to time.

Payment Provisions

Payments on the Debt Securities

For interest due on the 2040 Notes on an interest payment date, América Móvil will pay the interest to the holder in whose name the note is registered at the close of business on the regular record date relating to the interest payment date. For interest due at maturity but on a day that is not an interest payment date, América Móvil will pay the interest to the person or entity entitled to receive the principal of the note. For principal due on a note at maturity, we will pay the amount to the holder of the note against surrender of the note at the proper place of payment.

América Móvil will compute interest on the 2040 Notes bearing interest at a fixed rate on the basis of a 360-day year of twelve 30-day months.

Payments on Global Debt Securities. América Móvil will make payments on the 2040 Notes in accordance with the applicable policies of the depositary. Under those policies, América Móvil will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in a global debt security. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Debt Securities. For debt securities issued in certificated form, América Móvil will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at the holder’s address shown on the trustee’s records as of the close of business on the regular record date, and we will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check may be made in next-day funds, that is, funds that become available on the day after the check is cashed. If América Móvil issues debt securities in certificated form, holders of debt securities in certificated form will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in New York City.

Payment When Offices Are Closed

If any payment is due on the 2040 Notes on a day that is not a business day, América Móvil will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the 2040 Notes, guarantees or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (a) not a day on which banking institutions in New York City or Mexico City generally are authorized or obligated by law, regulation or executive order to close and (b) a day on which banks and financial institutions in Mexico are open for business with the general public.

Paying Agents

If América Móvil issues debt securities in certificated form, it may appoint one or more financial institutions to act as its paying agents, at whose designated offices the debt securities may be surrendered for payment at their maturity. América Móvil may add, replace or terminate paying agents from time to time, provided that if any debt securities are issued in certificated form, so long as such debt securities are outstanding, América Móvil will maintain a paying agent in New York City. América Móvil may choose to act as its own paying agent. Initially, América Móvil has appointed the trustee, at its corporate trust office in New York City, as a paying agent. América Móvil must notify the holders of the 2040 Notes of changes in the paying agents as described under “Notices” below.

Unclaimed Payments

All money paid by América Móvil to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to América Móvil. After that two-year period, the holder may look only to América Móvil for payment and not to the trustee, any other paying agent or anyone else.

Governing Law

The indenture, the 2040 Notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

Submission to Jurisdiction

In connection with any legal action or proceeding arising out of or relating to the 2040 Notes, the guarantees or the indenture (subject to the exceptions described below), América Móvil and Telcel have each:

•	submitted to the jurisdiction of any New York state or U.S. federal court sitting in New York City, and any appellate court thereof;

•

agreed that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and waived, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of we or the guarantor; and

•	appointed CT Corporation System, with an office at 111 Eighth Avenue, New York, New York 10011, United States of America, as process agent.

The process agent will receive, on behalf of each of América Móvil and Telcel, service of copies of the summons and complaint and any other process which may be served in any such legal action or proceeding brought in such New York state or U.S. federal court sitting in New York City. Service may be made by mailing or delivering a copy of such process to América Móvil or Telcel, as the case may be, at the address specified above for the process agent.

A final judgment in any of the above legal actions or proceedings will be conclusive and may be enforced in other jurisdictions, in each case, to the extent permitted under the applicable laws of such jurisdiction.

In addition to the foregoing, the holders may serve legal process in any other manner permitted by applicable law. The above provisions do not limit the right of any holder to bring any action or proceeding against either América Móvil or the guarantor or our or its properties in other courts where jurisdiction is independently established.

To the extent that either América Móvil or Telcel have or hereafter may acquire or have attributed to América Móvil or Telcel any sovereign or other immunity under any law, each of América Móvil and Telcel has agreed to waive, to the fullest extent permitted by law, such immunity from jurisdiction or to service of process in respect of any legal suit, action or proceeding arising out of or relating to the indenture or the 2040 Notes.

Currency Indemnity

América Móvil’s obligations and the obligations of the guarantor under the 2040 Notes and the guarantees, respectively, will be discharged only to the extent that the relevant holder is able to purchase U.S. dollars with any other currency paid to that holder in accordance with any judgment or otherwise. If the holder cannot purchase U.S. dollars in the amount originally to be paid, América Móvil and the guarantor have agreed to pay the difference. The holder, however, agreed that, if the amount of U.S. dollars purchased exceeds the amount originally to be paid to such holder, the holder will reimburse the excess to América Móvil or the guarantor, as the case may be. The holder will not be obligated to make this reimbursement if América Móvil or the guarantor are in default of its obligations under the 2040 Notes or the guarantees.

Transfer Agents

América Móvil may appoint one or more transfer agents, at whose designated offices any debt securities in certificated form may be transferred or exchanged and also surrendered before payment is made at maturity. Initially, América Móvil has appointed the trustee, at its corporate office in New York City, as transfer agent. América Móvil may also choose to act as our its own transfer agent. América Móvil must notify holders of the 2040 Notes of changes in the transfer agent as described under “Notices” below. If América Móvil issues debt securities in certificated form, holders of debt securities in certificated form will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities, with a duly completed form of transfer, for registration of transfer at the office of our transfer agent in New York City. América Móvil will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

As long as we issue notes in global form, notices to be given to holders will be given to DTC, in accordance with its applicable policies as in effect from time to time. If América Móvil issues debt securities in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

C. 2042 Notes

General

Indenture and Supplemental Indenture

The 2042 Notes were issued under the 2012 Indenture and the 2012 Supplemental Indentures, as supplemented by additional notes supplements. References to the “indenture” in this section III.C are to the 2012 Indenture as supplemented by the applicable supplemental indenture and additional notes supplement. The indenture is an agreement between América Móvil and The Bank of New York Mellon, as trustee.

The 2042 Notes are not guaranteed by any of América Móvil’s subsidiaries.

The trustee has the following two main roles:

•

First, the trustee can enforce the rights of the holder of the 2042 Notes against América Móvil if it defaults in respect of the 2042 Notes. There are some limitations on the extent to which the trustee acts on its behalf, which are described under “Defaults, Remedies and Waiver of Defaults”.

•	Second, the trustee performs administrative duties for América Móvil, such as making interest payments and sending notices to holders of notes.

Principal and Interest

The original aggregate principal amount of the 2042 Notes is U.S.$1,150,000,000. The 2042 Notes will mature on July 16, 2042 and bear interest at a rate of 4.375% per year from July 16, 2012.

Interest on the 2042 Notes is payable on January 16 and July 16 of each year, to the holders in whose names the 2042 Notes are registered at the close of business on January 1 or July 1 immediately preceding the related interest payment date. Purchasers of the 2042 Notes were entitled to receive the full amount of the first interest payment on January 16, 2013.

América Móvil pays interest on the 2042 Notes on the interest payment dates stated above and at maturity. Each payment of interest due on an interest payment date or at maturity include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date. América Móvil computes interest on the 2042 Notes on the basis of a 360-day year consisting of twelve 30-day months.

If any payment is due on the 2042 Notes on a day that is not a business day, América Móvil will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original payment date. Postponement of this kind will not result in a default under the notes or the indenture, and no interest will accrue on the postponed amount from the original payment date to the next business day.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (a) not a day on which banking institutions in New York City or Mexico City generally are authorized or obligated by law, regulation or executive order to close and (b) a day on which banks and financial institutions in Mexico are open for business with the general public.

Ranking of the Notes

América Móvil is a holding company, and its principal assets are shares that it holds in its subsidiaries. The 2042 Notes are not secured by any of its assets or properties. As a result, by owning the 2042 Notes, the holder is one of América Móvil’s unsecured creditors. The 2042 Notes are not subordinated to any of América Móvil’s other unsecured debt obligations. In the event of a bankruptcy or liquidation proceeding against América Móvil, the 2042 Notes would rank equally in right of payment with all of América Móvil’s other unsecured and unsubordinated debt.

Claims of creditors of América Móvil’s subsidiaries, including trade creditors and bank and other lenders, will have priority over the holders of the 2042 Notes in claims to assets of its subsidiaries. All of América Móvil’s outstanding debt securities that were issued in the Mexican and international markets through mid-September 2011 are unconditionally guaranteed by Telcel. Accordingly, the holders of those outstanding debt securities will have priority over the holders of the 2042 Notes with respect to claims to the assets of Telcel.

Form and Denominations

The 2042 Notes were issued only in registered form without coupons in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

Except in limited circumstances, the 2042 Notes will be issued in the form of global notes.

Further Issues

América Móvil reserves the right, from time to time without the consent of holders of the 2042 Notes , to issue additional notes of a series on terms and conditions identical to those of the 2042 Notes (except for issue date, issue price and the date from which interest will accrue and, if applicable, first to be paid), which additional notes will increase the aggregate principal amount of, and will be consolidated and form a single series with the 2042 Notes.

Payment of Additional Amounts

América Móvil is required by Mexican law to deduct Mexican withholding taxes from payments of interest to investors who are not residents of Mexico for tax purposes.

América Móvil will pay to holders of the 2042 Notes all additional amounts that may be necessary so that every net payment of interest or principal or premium, if any, to the holder will not be less than the amount provided for in the 2042 Notes. By net payment, América Móvil means the amount that it or its paying agent will pay the holder after deducting or withholding an amount for or on account of any present or future taxes, duties, assessments or other governmental charges imposed with respect to that payment by a Mexican taxing authority.

América Móvil’s obligation to pay additional amounts is, however, subject to several important exceptions. América Móvil will not pay additional amounts to or on behalf of any holder or beneficial owner, or to the trustee, for or on account of any of the following:

•

any taxes, duties, assessments or other governmental charges imposed solely because at any time there is or was a connection between the holder and Mexico (other than the mere receipt of a payment or the ownership or holding of a debt security);

•

any taxes, duties, assessments or other governmental charges imposed solely because the holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the holder or any beneficial owner of the 2042 Notes if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the holders at least 30 calendar days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that holders will be required to provide such information and identification;

•

any taxes, duties, assessments or other governmental charges with respect to the 2042 Notes presented for payment more than 15 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that the holders of such 2042 Notes would have been entitled to such additional amounts on presenting such debt security for payment on any date during such 15-day period;

•	any estate, inheritance, gift or other similar tax, assessment or other governmental charge imposed with respect to the 2042 Notes;

•	any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the debt securities;

•

any payment on the 2042 Notes to a holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of such debt security;

•	any taxes, duties, assessments or other governmental charges that are imposed on a payment to an individual and are required to be made pursuant to European Council Directive 2003/48/EC on the

•

taxation of savings income or any other directive implementing the conclusions of the ECOFIN Council meetings of November 26 and 27, 2000, December 13, 2001, and January 21, 2003, or any law or agreement implementing or complying with, or introduced in order to conform to, such a directive; and

•	any combination of the items in the bullet points above.

The limitations on América Móvil’s obligations to pay additional amounts described in the second bullet point above will not apply if the provision of information, documentation or other evidence described in the applicable bullet point would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a debt security, taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice, than comparable information or other reporting requirements imposed under U.S. tax law (including the United States/Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice.

Applicable Mexican regulations currently allow América Móvil to withhold at a reduced rate, provided that it complies with certain information reporting requirements. Accordingly, the limitations on our obligations to pay additional amounts described in the second bullet point above also will not apply unless (a) the provision of the information, documentation or other evidence described in the applicable bullet point is expressly required by the applicable Mexican regulations, (b) América Móvil cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican regulations on its own through reasonable diligence and (c) América Móvil otherwise would meet the requirements for application of the applicable Mexican regulations.

In addition, the limitation described in the second bullet point above does not require that any person, including any non-Mexican pension fund, retirement fund or financial institution, register with the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

América Móvil will remit the full amount of any Mexican taxes withheld to the applicable Mexican taxing authorities in accordance with applicable law. América Móvil will also provide the trustee with documentation satisfactory to the trustee evidencing the payment of Mexican taxes in respect of which we have paid any additional amounts. América Móvil will provide copies of such documentation to the holders of the 2042 Notes or the relevant paying agent upon request.

In the event that additional amounts actually paid with respect to the 2042 Notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the holder of such debt securities, and as a result thereof such holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to América Móvil. However, by making such assignment, the holder makes no representation or warranty that América Móvil will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Any reference to the indenture or the 2042 Notes to principal, premium, if any, interest or any other amount payable in respect of the debt securities by América Móvil will be deemed also to refer to any additional amounts that may be payable with respect to that amount under the obligations referred to in this subsection.

Optional Redemption

América Móvil is not permitted to redeem the 2042 Notes before their stated maturity, except as set forth below. The 2042 Notes will not be entitled to the benefit of any sinking fund (meaning that we will not deposit money on a regular basis into any separate account to repay the 2042 Notes). In addition, the holders of the 2042 Notes will not be entitled to require América Móvil to repurchase their notes from them before the stated maturity.

Optional Redemption With “Make-Whole” Amount

América Móvil will have the right at its option to redeem the 2042 Notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2042 Notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points (the “make-whole” amount), plus accrued interest on the principal amount of the 2042 Notes being redeemed to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the 2042 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by América Móvil.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC or their respective affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by América Móvil; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), América Móvil will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 pm (New York City time) on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the 2042 Notes or any portion of the 2042 Notes called for redemption (unless América Móvil defaults in the payment of the redemption price and accrued interest). On or before the redemption date, América Móvil will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the 2042 Notes to be redeemed on such date. If less than all of the 2042 Notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate or in accordance with the applicable procedures of DTC.

Tax Redemption

América Móvil will have the right to redeem the 2042 Notes upon the occurrence of certain changes in the tax laws of Mexico as a result of which América Móvil becomes obligated to pay additional amounts on the 2042 Notes in respect of withholding taxes at a rate in excess of 4.9%, in which case América Móvil may redeem the 2042 Notes, in whole but not in part at any time on giving not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2042 Notes, plus accrued interest to the redemption date and any premium applicable in the case of a redemption prior to maturity and any additional amounts due thereon up to but not including the date of redemption; provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which América Móvil would be obligated to pay these additional amounts if a payment on the debt securities were then due and (2) at the time such notice of redemption is given such obligation to pay such additional amounts remains in effect.

Prior to the publication of any notice of redemption for taxation reasons, América Móvil will deliver to the trustee:

•

a certificate signed by one of our duly authorized representatives stating that América Móvil is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to its right of redemption for taxation reasons have occurred; and

•

an opinion of Mexican legal counsel (which may be América Móvil’s counsel) of recognized standing to the effect that América Móvil have or will become obligated to pay such additional amounts as a result of such change or amendment.

This notice, after it is delivered to the holders, will be irrevocable.

Merger, Consolidation or Sale of Assets

América Móvil may not consolidate with or merge into any other person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets and properties and may not permit any person to consolidate with or merge into América Móvil, unless all of the following conditions are met:

•

if América Móvil is not the successor person in the transaction, the successor is organized and validly existing under the laws of Mexico or the United States or any political subdivision thereof and expressly assumes its obligations under the 2042 Notes or the indenture;

•

immediately after the transaction, no default under the 2042 Notes has occurred and is continuing. For this purpose, “default under the debt securities” means an event of default or an event that would be an event of default with respect to the 2042 Notes if the requirements for giving América Móvil default notice and for its default having to continue for a specific period of time were disregarded. See “Defaults, Remedies and Waiver of Defaults”; and

•	América Móvil has delivered to the trustee an officer’s certificate and opinion of counsel, each stating, among other things, that the transaction complies with the indenture.

If the conditions described above are satisfied, América Móvil will not have to obtain the approval of the holders in order to merge or consolidate or to sell or otherwise dispose of its properties and assets substantially as an entirety. In addition, these conditions will apply only if América Móvil wishes to merge into or consolidate with another person or sell or otherwise dispose of all or substantially all of its assets and properties. América Móvil will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which it acquires the stock or assets of another person, any transaction that involves a change of control of the company, but in which América Móvil does not merge or consolidate, and any transaction in which it sells or otherwise dispose of less than substantially all of its assets.

Covenants

Holders of the 2042 Notes will benefit from the following covenants contained in the indenture and affecting América Móvil’s ability to incur liens to secure debt, enter into sale and leaseback transactions, sell shares of capital stock of Telcel, merge or consolidate with other entities and take other specified actions, as well as requiring América Móvil to provide certain reports or information to holders of the 2042 Notes.

Limitation on Liens

América Móvil may not, and América Móvil may not allow any of its restricted subsidiaries to, create, incur, issue or assume any liens on our restricted property to secure debt where the debt secured by such liens, plus the aggregate amount of our attributable debt and that of our restricted subsidiaries in respect of sale and leaseback transactions, would exceed an amount equal to an aggregate of 15% of its Consolidated Net Tangible Assets unless it secures the debt securities equally with, or prior to, the debt secured by such liens. This restriction will not, however, apply to the following:

•	liens on restricted property acquired and existing on the date the property was acquired or arising after such acquisition pursuant to contractual commitments entered into prior to such acquisition;

•

liens on any restricted property securing debt incurred or assumed for the purpose of financing its purchase price or the cost of its construction, improvement or repair; provided that such lien attaches to the restricted property within 12 months of its acquisition or the completion of its construction, improvement or repair and does not attach to any other restricted property;

•

liens existing on any restricted property of any restricted subsidiary prior to the time that the restricted subsidiary became a subsidiary of América Móvil or liens arising after that time under contractual commitments entered into prior to and not in contemplation of that event;

•	liens on any restricted property securing debt owed by a subsidiary of América Móvil to América Móvil or to another of its subsidiaries; and

•

liens arising out of the refinancing, extension, renewal or refunding of any debt described above, provided that the aggregate principal amount of such debt is not increased and such lien does not extend to any additional restricted property.

“Consolidated Net Tangible Assets” means total consolidated assets less (1) all current liabilities, (2) all goodwill, (3) all trade names, trademarks, patents and other intellectual property assets and (4) all licenses, each as set forth on América Móvil’s most recent consolidated balance sheet and computed in accordance with International Financial Reporting Standards (“IFRS”).

“Restricted property” means (1) any exchange and transmission equipment, switches, cellular base stations, microcells, local links, repeaters and related facilities, whether owned as of the date of the indenture or acquired after that date, used in connection with the provision of telecommunications services in Mexico, including any land, buildings, structures and other equipment or fixtures that constitute any such facility, owned by América Móvil or its restricted subsidiaries and (2) any share of capital stock of any restricted subsidiary.

“Restricted subsidiaries” means our subsidiaries that own restricted property.

Limitation on Sales and Leasebacks

América Móvil may not, and it may not allow any of its restricted subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the 2042 Notes will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:

•

the aggregate principal amount of all debt then outstanding that is secured by any lien on any restricted property that does not ratably secure the 2042 Notes (excluding any secured indebtedness permitted under “Limitation on Liens”) plus the aggregate amount of América Móvil’s attributable debt and the attributable debt of its restricted subsidiaries in respect of sale and leaseback transactions then outstanding (other than any sale and leaseback transaction permitted under the following bullet point) would not exceed an amount equal to 15% of its Consolidated Net Tangible Assets; or

•

América Móvil or one of its restricted subsidiaries, within 12 months of the sale and leaseback transaction, retire an amount of its secured debt which is not subordinate to the 2042 Notes in an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction and (2) the fair market value of the restricted property leased.

“Sale and leaseback transaction” means an arrangement between América Móvil or one of its restricted subsidiaries and a bank, insurance company or other lender or investor where América Móvil or its restricted subsidiary leases a restricted property for an initial term of three years or more that was or will be sold by América Móvil or its restricted subsidiary to that lender or investor for a sale price of U.S.$1 million (or its equivalent in other currencies) or more.

“Attributable debt” means, with respect to any sale and leaseback transaction, the lesser of (1) the fair market value of the asset subject to such transaction and (2) the present value, discounted at a rate per annum equal to the discount rate of a capital lease obligation with a like term in accordance with IFRS, of the obligations of the lessee for net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease.

Limitation on Sale of Capital Stock of Telcel

América Móvil may not, and it may not allow any of its subsidiaries to, sell, transfer or otherwise dispose of any shares of capital stock of Telcel if following such sale, transfer or disposition it would own, directly or indirectly, less than (1) 50% of the voting power of all of the shares of capital stock of Telcel and (2) 50% of all of the shares of capital stock of Telcel.

Provision of Information

América Móvil will furnish the trustee with copies of its annual report and the information, documents and other reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), including its annual reports on Form 20-F and reports on Form 6-K, within 15 days after it files them with the SEC. In addition, América Móvil will make the same information, documents and other reports available, at its expense, to holders who so request in writing.

In the event that, in the future, América Móvil is not required to file such information, documents or other reports pursuant to Section 13 or 15(d) of the Exchange Act, it will furnish on a reasonably prompt basis to the trustee and holders who so request in writing, substantially the same financial and other information that we would be required to include and file in an annual report on Form 20-F and reports on Form 6-K.

If América Móvil becomes aware that a default or event of default or an event that with notice or the lapse of time would be an event of default has occurred and is continuing, as the case may be, it will deliver a certificate to the trustee describing the details thereof and the action it is taking or propose to take.

Defaults, Remedies and Waiver of Defaults

Holders of the 2042 Notes will have special rights if an event of default with respect to the 2042 Notes it holds occurs and is not cured, as described below.

Events of Default

Each of the following will be an “event of default” with respect to the 2042 Notes:

•	América Móvil fails to pay interest on the 2042 Notes within 30 days after its due date;

•	América Móvil fails to pay the principal or premium, if any, of the 2042 Notes on its due date;

•

América Móvil remains in breach of any covenant in the indenture for the benefit of holders of the 2042 Notes, for 60 days after it receives a notice of default (sent by the trustee or the holders of not less than 25% in principal amount of the 2042 Notes) stating that it is in breach;

•

América Móvil or Telcel experience a default or event of default under any instrument relating to debt having an aggregate principal amount exceeding U.S.$50 million (or its equivalent in other currencies) that constitutes a failure to pay principal or interest when due or results in the acceleration of the debt prior to its maturity;

•

a final judgment is rendered against América Móvil or Telcel in an aggregate amount in excess of U.S.$50 million (or its equivalent in other currencies) that is not discharged or bonded in full within 30 days; or

•	América Móvil or Telcel file for bankruptcy, or other events of bankruptcy, insolvency or reorganization or similar proceedings occur relating to América Móvil or Telcel.

Remedies Upon Event of Default

If an event of default with respect to the 2042 Notes occurs and is not cured or waived, the trustee, at the written request of holders of not less than 25% in principal amount of the 2042 Notes, may declare the entire principal amount of all the 2042 Notes to be due and payable immediately, and upon any such declaration the principal, any accrued interest and any additional amounts shall become due and payable. If, however, an event of default occurs because of a bankruptcy, insolvency or reorganization relating to América Móvil or Telcel, the entire principal amount of all the 2042 Notes and any accrued interest and any additional amounts will be automatically accelerated, without any action by the trustee or any holder and any principal, interest or additional amounts will become immediately due and payable.

Each of the situations described in the preceding paragraph is called an acceleration of the maturity of the 2042 Notes. If the maturity of the 2042 Notes is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the 2042 Notes may cancel the acceleration for all the 2042 Notes, provided that all amounts then due (other than amounts due solely because of such acceleration) have been paid and all other defaults with respect to the 2042 Notes have been cured or waived.

If any event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use under the circumstances in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection, known as an indemnity, from expenses and liability. If the trustee receives an indemnity that is reasonably satisfactory to it, the holders of a majority in principal amount of the 2042 Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the 2042 Notes.

Before the holders bypass the trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities of any series, the following must occur:

•	they must give the trustee written notice that an event of default has occurred and the event of default has not been cured or waived;

•

the holders of not less than 25% in principal amount of the 2042 Notes must make a written request that the trustee take action with respect to the 2042 Notes because of the default and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the 2042 Notes must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the 2042 Notes.

Holders of the 2042 Notes will be entitled, however, at any time to bring a lawsuit for the payment of money due on the 2042 Notes on or after its due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the 2042 Notes may waive a past default for all the 2042 Notes. If this happens, the default will be treated as if it had been cured. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.

Modification and Waiver

There are three types of changes América Móvil can make to the indenture and the outstanding 2042 Notes under the indenture.

Changes Requiring Each Holder’s Approval

The following changes cannot be made without the approval of each holder of a 2042 Note affected by the change:

•	a change in the stated maturity of any principal or interest payment on the 2042 Notes;

•	a reduction in the principal amount, the interest rate or the redemption price for the 2042 Notes;

•	a change in the obligation to pay additional amounts;

•	a change in the currency of any payment on the 2042 Notes other than as permitted by the 2042 Notes;

•	a change in the place of any payment on the 2042 Notes;

•	an impairment of the holder’s right to sue for payment of any amount due on its debt security;

•	a reduction in the percentage in principal amount of the 2042 Notes needed to change the indenture or the outstanding 2042 Notes under the indenture; and

•	a reduction in the percentage in principal amount of the 2042 Notes needed to waive our compliance with the indenture or to waive defaults.

Changes Not Requiring Approval

Some changes will not require the approval of holders of the 2042 Notes. These changes are limited to specific kinds of changes, like the addition of covenants, events of default or security, and other clarifications and changes that would not adversely affect the holders of outstanding 2042 Notes under the indenture in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture or the 2042 Notes will be required to be approved by the holders of a majority in principal amount of the debt securities affected by the change or waiver. The required approval must be given by written consent.

The same majority approval will be required for América Móvil to obtain a waiver of any of its covenants in the indenture. América Móvil’s covenants include the promises it makes about merging and creating liens on our interests, which are described under “Merger, Consolidation or Sale of Assets” and “Covenants”. If the holders approve a waiver of a covenant, América Móvil will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security or the indenture, as it affects that debt security, that América Móvil cannot change without the approval of the holder of that debt security as described under in “Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if América Móvil seeks to change the indenture or the 2042 Notes or request a waiver.

Defeasance

América Móvil may, at its option, elect to terminate (1) all of its obligations with respect to the 2042 Notes (“legal defeasance”), except for certain obligations, including those regarding any trust established for defeasance and obligations relating to the transfer and exchange of the 2042 Notes, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of agencies with respect to the debt securities or (2) its obligations under the covenants in the indenture, so that any failure to comply with such obligations will not constitute an event of default (“covenant defeasance”) in respect of the 2042 Notes. In order to exercise either legal defeasance or covenant defeasance, América Móvil must irrevocably deposit with the trustee U.S. dollars or such other currency in which the 2042 Notes are denominated (the “securities currency”), government obligations of the United States or a government, governmental agency or central bank of the country whose currency is the securities currency, or any combination thereof, in such amounts as will be sufficient to pay the principal, premium, if any, and interest (including additional amounts) in respect of the 2042 Notes then outstanding on the maturity date of the 2042 Notes, and comply with certain other conditions, including, without limitation, the delivery of opinions of counsel as to specified tax and other matters.

If América Móvil elects either legal defeasance or covenant defeasance with respect to the 2042 Notes, it must so elect it with respect to all of the 2042 Notes.

Special Rules for Actions by Holders

When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, América Móvil will apply the following rules.

Only Outstanding Debt Securities are Eligible for Action by Holders

Only holders of outstanding 2042 Notes will be eligible to vote or participate in any action by holders. In addition, América Móvil will count only outstanding debt securities in determining whether the various percentage requirements for voting or taking action have been met. For these purposes, a debt security will not be “outstanding” if it has been surrendered for cancellation or if América Móvil has deposited or set aside, in trust for its holder, money for its payment or redemption.

Determining Record Dates for Action by Holders

América Móvil will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In some limited circumstances, only the trustee will be entitled to set a record date for action by holders. If América Móvil or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. América Móvil or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt securities may be set in accordance with procedures established by the depositary from time to time.

Payment Provisions

Payments on the Debt Securities

América Móvil will pay interest on the 2042 Notes on the interest payment dates stated above and at maturity. Each payment of interest due on an interest payment date or at maturity include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date.

For interest due on a debt security on an interest payment date, América Móvil will pay the interest to the holder in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date. For interest due at maturity but on a day that is not an interest payment date, América Móvil will pay the interest to the person or entity entitled to receive the principal of the debt security. For principal due on a debt security at maturity, América Móvil will pay the amount to the holder of the debt security against surrender of the debt security at the proper place of payment.

Unless otherwise specified, América Móvil computes interest on the 2042 Notes bearing interest at a fixed rate on the basis of a 360-day year of twelve 30-day months.

Payments on Global Debt Securities. For the 2042 Notes issued in global form, América Móvil makes payments on the 2042 Notes in accordance with the applicable procedures of the depositary as in effect from time to time. Under those procedures, América Móvil makes payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in a global debt security. An indirect holder’s right to receive those payments is governed by the rules and practices of the depositary and its participants.

Payments on Certificated Debt Securities. For debt securities issued in certificated form, América Móvil pays interest that is due on an interest payment date by check mailed on the interest payment date to the holder at the holder’s address shown on the trustee’s records as of the close of business on the regular record date, and it will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check may be made in next-day funds, that is, funds that become available on the day after the check is cashed. If América Móvil issues debt securities in certificated form, holders of debt securities in certificated form will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in New York City.

Payment When Offices Are Closed

If any payment is due on the 2042 Notes on a day that is not a business day, América Móvil makes the payment on the day that is the next business day. Payments postponed to the next business day in this situation are treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the 2042 Notes or the indenture. If interest on the 2042 Notes is calculated on the basis of a 360-day year of twelve 30-day months, no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Paying Agents

If América Móvil issues debt securities in certificated form, it may appoint one or more financial institutions to act as its paying agents, at whose designated offices the debt securities may be surrendered for payment at their maturity. América Móvil may add, replace or terminate paying agents from time to time; provided that if any debt securities are issued in certificated form, so long as such debt securities are outstanding, América Móvil will maintain a paying agent in New York City. América Móvil may also choose to act as its own paying agent. Initially, América Móvil has appointed the trustee, at its corporate trust office in New York City, as a paying agent. América Móvil must notify holder of the 2042 Notes of changes in the paying agents as described under “Notices”.

Unclaimed Payments

All money paid by América Móvil to the trustee or any paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to América Móvil. After that two-year period, the holder may look only to América Móvil for payment and not to the trustee, any paying agent or anyone else.

Governing Law

The indenture and the 2042 Notes will be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

Submission to Jurisdiction

In connection with any legal action or proceeding arising out of or relating to the 2042 Notes or the indenture (subject to the exceptions described below), América Móvil has:

•	submitted to the jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, and any appellate court thereof;

•

agreed that all claims in respect of such legal action or proceeding may be heard and determined in such U.S. federal or New York state court and waived, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of our place of residence or domicile; and

•	appointed CT Corporation System, with an office at 111 Eighth Avenue, New York, New York 10011, United States of America, as process agent.

The process agent will receive, on América Móvil’s behalf, service of copies of the summons and complaint and any other process which may be served in any such legal action or proceeding brought in such New York state or U.S. federal court sitting in New York City. Service may be made by mailing or delivering a copy of such process to América Móvil at the address specified above for the process agent.

A final judgment in any of the above legal actions or proceedings will be conclusive and may be enforced in other jurisdictions, in each case, to the extent permitted under the applicable laws of such jurisdiction.

In addition to the foregoing, the holders may serve legal process in any other manner permitted by applicable law. The above provisions do not limit the right of any holder to bring any action or proceeding against América Móvil or our properties in other courts where jurisdiction is independently established.

To the extent that América Móvil has or hereafter may acquire or have attributed to América Móvil any sovereign or other immunity under any law, América Móvil has agreed to waive, to the fullest extent permitted by law, such immunity from jurisdiction or to service of process in respect of any legal suit, action or proceeding arising out of or relating to the indenture or the 2042 Notes.

Currency Indemnity

América Móvil’s obligations under the 2042 Notes will be discharged only to the extent that the relevant holder is able to purchase the securities currency with any other currency paid to that holder in accordance with any judgment or otherwise. If the holder cannot purchase the securities currency in the amount originally to be paid, América Móvil agrees to pay the difference. The holder, however, agrees that, if the amount of the securities currency purchased exceeds the amount originally to be paid to such holder, the holder will reimburse the excess to América Móvil. The holder will not be obligated to make this reimbursement if América Móvil is in default of its obligations under the 2042 Notes.

Transfer Agents

América Móvil may appoint one or more transfer agents, at whose designated offices any debt securities in certificated form may be transferred or exchanged and also surrendered before payment is made at maturity. Initially, América Móvil has appointed the trustee, at its corporate trust office in New York City, as transfer agent. América Móvil may also choose to act as its own transfer agent. América Móvil must notify holders of the 2042 Notes of changes in the transfer agent as described under “Notices”. If América Móvil issues debt securities in certificated form, holders of debt securities in certificated form will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities, with a duly completed form of transfer, for registration of transfer at the office of our transfer agent in New York City. América Móvil will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

As long as we issue notes in global form, notices to be given to holders will be given to DTC, in accordance with its applicable policies as in effect from time to time. If América Móvil issues notes in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

D. 2029 Notes, 2049 Notes, 2030 Notes and 2032 Notes

The 2029 Notes, the 2049 Notes, the 2030 Notes and the 2032 Notes constitute separate series of notes. The following discussion of the terms of the notes, including without limitation under “Optional Redemption”, “Defaults, Remedies and Waiver of Defaults,” “Modification and Waiver” and “Defeasance” below, applies to each series separately. References to “notes” and “debt securities” in this section III.D are to the 2029 Notes, 2049 Notes, the 2030 Notes and the 2032 Notes, as applicable.

General

Indenture and Supplemental Indentures

The 2029 Notes and the 2049 Notes were issued under the 2018 Indenture and the 2019 Supplemental Indenture. The 2030 Notes were issued under the 2018 Indenture and the 2020 Supplemental Indenture. The 2032 Notes were issued under the 2018 Indenture and the 2022 Supplemental Indenture. References to the “indenture” in this section III.D are to the 2018 Indenture as supplemented by the supplemental indentures relating to each series of notes. The indenture is an agreement among América Móvil, Citibank, N.A., as trustee, registrar and transfer agent, and Citibank, N.A., London Branch, as paying agent and, in the case of the 2030 Notes, authenticating agent.

The trustee has the following two main roles:

•

First, the trustee can enforce the rights of holders against us if we default in respect of the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, which we describe under “Defaults, Remedies and Waiver of Defaults” below.

•	Second, the trustee performs administrative duties for América Móvil, such as making interest payments and sending notices to holders of debt securities.

Principal and Interest

The original aggregate principal amount of the 2029 Notes is U.S.$1,000,000,000. The 2029 Notes will mature on April 22, 2029 and bear interest at a rate of 3.625% per year from April 22, 2019.

The original aggregate principal amount of the 2049 Notes is U.S.$1,250,000,000. The 2049 Notes will mature on April 22, 2049 and bear interest at a rate of 4.375% per year from April 22, 2019.

The original aggregate principal amount of the 2030 Notes is U.S.$1,000,000,000. The 2030 Notes will mature on May 7, 2030 and bear interest at a rate of 2.875% per year from May 7, 2020.

The original aggregate principal amount of the 2032 Notes is U.S.$750,000,000. The 2032 Notes will mature on July 21, 2032 and bear interest at a rate of 4.700% per year from July 21, 2022.

Interest on the 2029 Notes and the 2049 Notes is payable on April 22 and October 22 of each year, to the holders in whose names the notes are registered at the close of business on April 7 or October 7 immediately preceding the related interest payment date (whether or not a business day).

Interest on the 2030 Notes is payable on May 7 and November 7 of each year, commencing on November 7, 2020, to the holders in whose names the notes are registered at the close of business on April 22 or October 23 immediately preceding the related interest payment date (whether or not a business day).

Interest on the 2032 Notes is payable on January 21 and July 21 of each year, commencing on January 21, 2023, to the holders in whose names the notes are registered at the close of business on January 6 or July 6 immediately preceding the related interest payment date (whether or not a business day).

América Móvil pays interest on each series of the notes on the interest payment dates stated above and at maturity. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date. Interest on the notes are computed at a fixed rate on the basis of a 360-day year of twelve 30-day months.

If any payment is due on the notes on a day that is not a business day, América Móvil will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original payment date. Postponement of this kind will not result in a default under the notes or the indenture, and no interest will accrue on the postponed amount from the original payment date to the next business day.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (a) not a day on which banking institutions in New York City, London or Mexico City generally are authorized or obligated by law, regulation or executive order to close and (b) a day on which banks and financial institutions in Mexico are open for business with the general public.

Ranking of the Debt Securities

América Móvil is a holding company and its principal assets are shares that it holds in its subsidiaries. Its debt securities will not be secured by any of its assets or properties. As a result, by owning the debt securities, holders will be one of its unsecured creditors. The debt securities will not be subordinated to any of its other unsecured debt obligations. In the event of a bankruptcy or liquidation proceeding against América Móvil, the debt securities would rank equally in right of payment with all of its other unsecured and unsubordinated debt.

América Móvil’s debt securities will not be guaranteed by any of its subsidiaries. Claims of creditors of its subsidiaries, including trade creditors and bank and other lenders, will have priority over the holders of the debt securities in claims to assets of its subsidiaries. Some of its outstanding debt securities that were issued in the Mexican and international markets are guaranteed by Telcel. Accordingly, the holders of those outstanding debt securities will have priority over the holders of the debt securities with respect to claims to the assets of Telcel. In addition, some securities

América Móvil has issued in the Mexican and international markets provide for a covenant and events of default relating to Telcel (specifically, relating to its continued control of Telcel and to defaults or insolvency events involving Telcel) that are not included in its debt securities offered by the indenture.

Form and Denominations

The notes were issued only in registered form without coupons and in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

Except in limited circumstances, the notes will be issued in the form of global notes.

Further Issues

América Móvil reserves the right, from time to time without the consent of holders of the notes of any series, to issue additional notes of a series on terms and conditions identical to those of the notes of that series (except for issue date, issue price and the date from which interest will accrue and, if applicable, the date on which interest will first be paid), which additional notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the notes of that series.

Payment of Additional Interest

América Móvil is required by Mexican law to deduct Mexican withholding taxes from payments of interest to holders of the notes who are not residents of Mexico for tax purposes.

América Móvil will pay to holders of the notes all additional interest that may be necessary so that every net payment of interest or principal or premium, if any, to the holder will not be less than the amount provided for in the notes. By net payment, América Móvil means the amount that it or its paying agent will pay the holder after deducting or withholding an amount for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied with respect to that payment by a Mexican taxing authority.

Any references to principal, premium, if any, interest or any other amount payable in respect of the notes by América Móvil will be deemed also to refer to any additional interest that may be payable in accordance with the provisions described herein.

América Móvil’s obligation to pay additional interest is, however, subject to several important exceptions. América Móvil will not pay additional interest to or on behalf of any holder or beneficial owner, or to the trustee, for or on account of any of the following:

•

any taxes, duties, assessments or other governmental charges imposed solely because at any time there is or was a connection between the holder and Mexico (other than the mere receipt of a payment or the ownership or holding of a debt security);

•

any taxes, duties, assessments or other governmental charges imposed solely because the holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with

Mexico of the holder or any beneficial owner of a debt security if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the holders at least 30 calendar days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that holders will be required to provide such information and identification;

•

any taxes, duties, assessments or other governmental charges with respect to a debt security presented for payment more than 15 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that the holders of such debt security would have been entitled to such additional interest on presenting such debt security for payment on any date during such 15-day period;

•	any estate, inheritance, gift or other similar tax, assessment or other governmental charge imposed with respect to the debt securities;

•	any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the debt securities;

•

any payment on a debt security to a holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional interest had the beneficiary, settlor, member or beneficial owner been the holder of such debt security; and

•	any combination of the items in the bullet points above.

The limitations on América Móvil’s obligations to pay additional interest described in the second bullet point above will not apply if the provision of information, documentation or other evidence described in that bullet point would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a debt security, taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice, than comparable information or other reporting requirements imposed under U.S. tax law (including the United States/Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice.

Applicable Mexican laws and regulations (including Article 166, Section II, subsection (a) of the Mexican Income Tax Law or any substantially similar successor provision, whether included in any law or regulation) currently allow América Móvil to withhold at a reduced rate, provided that it complies with certain information reporting requirements. Accordingly, the limitations América Móvil’s obligations to pay additional interest described in the second bullet point above also will not apply unless (a) the provision of the information, documentation or other evidence described in that bullet point is expressly required by the applicable Mexican laws and regulations (including Article 166, Section II, subsection (a) of the Mexican Income Tax Law or any substantially similar successor provision, whether included in any law or regulation), (b) América Móvil cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican laws and regulations on its own through reasonable diligence and (c) it otherwise would meet the requirements for application of the applicable Mexican laws and regulations (including Article 166, Section II, subsection (a) of the Mexican Income Tax Law or any substantially similar successor provision, whether included in any law or regulation).

In addition, the limitation described in the second bullet point above does not require that any person, including any non-Mexican pension fund, retirement fund or financial institution, register with the Mexican Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

América Móvil will remit the full amount of any Mexican taxes withheld to the applicable Mexican taxing authorities in accordance with applicable law. It will also provide the trustee with documentation satisfactory to the trustee evidencing the payment of Mexican taxes in respect of which we have paid any additional interest. América Móvil will provide copies of such documentation to the holders of the debt securities or the relevant paying agent upon request.

In the event that additional interest actually paid with respect to the debt securities pursuant to the preceding paragraphs is based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the holder of such debt securities, and as a result thereof such holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to América Móvil. However, by making such assignment, the holder makes no representation or warranty that América Móvil will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Any reference in the indenture or the debt securities to principal, premium, if any, interest or any other amount payable in respect of the debt securities by América Móvil will be deemed also to refer to any additional interest that may be payable with respect to that amount under the obligations referred to in this subsection.

Optional Redemption

América Móvil will not be permitted to redeem the notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund—meaning that América Móvil will not deposit money on a regular basis into any separate account to repay the notes. In addition, holders will not be entitled to require América Móvil to repurchase their notes from them before the stated maturity.

Optional Redemption With “Make-Whole” Amount or at Par

Prior to the applicable Par Call Date, América Móvil will have the right, at its option, to redeem the outstanding notes of each series, in whole at any time or in part from time to time, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the Remaining Payments, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, in the case of the 2029 Notes, or plus 25 basis points, in the case of the 2049 Notes, or plus 35 basis points, in the case of the 2030 Notes, or plus 30 basis points in the case of the 2032 Notes (in each case, the “make-whole” amount), plus, in each case, accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date. On or after the applicable Par Call Date, América Móvil will have the right, at its option, to redeem the outstanding notes of each series, in whole at any time or in part from time to time, on at least 30 days’ but not more than 60 days’ notice, at par plus accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date.

“Par Call Date” means, in the case of the 2029 Notes, January 22, 2029 (the date that is three months prior to the stated maturity of the 2029 Notes), in the case of the 2049 Notes, October 22, 2048 (the date that is six months prior to the stated maturity of the 2049 Notes), in the case of the 2030 Notes, February 7, 2030 (the date that is three months prior to the stated maturity of the notes) and, in the case of the 2032 Notes, April 21, 2032 (the date that is three months prior to the stated maturity of the notes).

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the applicable Par Call Date of the series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the applicable Par Call Date of the series of notes to be redeemed.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by América Móvil.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates, in the case of the 2029 Notes and the 2049 Notes, or BofA Securities, Inc., J.P. Morgan Securities LLC, BBVA Securities Inc., BNP Paribas Securities Corp. and Morgan Stanley and Co. LLC, in the case of the 2030 Notes, which are primary United States government securities dealers and at least one additional leading primary United States government securities dealers in New York City reasonably designated by América Móvil; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), América Móvil will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.

“Remaining Payments” means, with respect to the notes of a series to be redeemed, the remaining payments of principal of and interest on such notes that would be due after the related redemption date as if the notes were redeemed on the applicable Par Call Date. If the applicable redemption date is not an interest payment date with respect to the applicable series of notes, the amount of the next succeeding scheduled interest payment on the notes will be reduced by the amount of interest accrued on the notes to such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, América Móvil will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest thereon to the redemption date on the notes to be redeemed on such date. If less than all of the outstanding notes of any series are to be redeemed, the notes to be redeemed shall be selected by the trustee on a pro rata basis or by lot (and, in the case of notes in global form, in accordance with the applicable procedures of DTC).

Tax Redemption

We will have the right to redeem the notes of any series upon the occurrence of certain changes in the tax laws of Mexico as a result of which we become obligated to pay additional interest on the notes of that series in respect of withholding taxes at a rate in excess of 4.9%, in which case we may redeem the outstanding notes of that series, in whole but not in part, at any time on giving not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, any premium applicable in the case of a redemption prior to maturity and any additional interest due thereon up to but not including the date of redemption; provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which América Móvil would be obligated to pay such additional interest if a payment on the debt securities of that series were then due and (2) at the time such notice of redemption is given such obligation to pay such additional interest remains in effect.

Prior to the publication of any notice of redemption for taxation reasons, América Móvil will deliver to the trustee:

•

a certificate signed by one of our duly authorized representatives stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right of redemption for taxation reasons have occurred; and

•

an opinion of Mexican legal counsel (which may be our counsel) of recognized standing to the effect that América Móvil have or will become obligated to pay such additional interest as a result of such change or amendment.

This notice, after it is delivered to the holders, will be irrevocable.

Merger, Consolidation or Sale of Assets

América Móvil may not consolidate with or merge into any other person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets and properties and may not permit any person to consolidate with or merge into it, unless all of the following conditions are met:

•

if América Móvil is not the successor person in the transaction, the successor is organized and validly existing under the laws of Mexico or the United States or any political subdivision thereof and expressly assumes our obligations under the debt securities or the indenture;

•

immediately after the transaction, no default under the debt securities has occurred and is continuing. For this purpose, “default under the debt securities” means an event of default or an event that would be an event of default with respect to the debt securities if the requirements for giving América Móvil default notice and for its default having to continue for a specific period of time were disregarded. See “Defaults, Remedies and Waiver of Defaults”; and

•	América Móvil has delivered to the trustee an officer’s certificate and opinion of counsel, each stating, among other things, that the transaction complies with the indenture.

If the conditions described above are satisfied, América Móvil will not have to obtain the approval of the holders in order to merge or consolidate or to sell or otherwise dispose of its properties and assets substantially as an entirety. In addition, these conditions will apply only if it wishes to merge into or consolidate with another person or sell or otherwise dispose of all or substantially all of its assets and properties. América Móvil will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which it acquires the stock or assets of another person, any transaction that involves a change of control of the company, but in which it does not merge or consolidate, or any transaction in which it sells or otherwise disposes of less than substantially all its assets.

Covenants

The following covenants will apply to América Móvil and certain of our subsidiaries for so long as any debt security remains outstanding. These covenants restrict our ability and the ability of these subsidiaries to enter into certain transactions. However, these covenants do not limit América Móvil’s ability to incur indebtedness or require América Móvil to comply with financial ratios or to maintain specified levels of net worth or liquidity.

Limitation on Liens

América Móvil may not, and it may not allow any of its restricted subsidiaries to, create, incur, issue or assume any liens on its restricted property to secure debt where the debt secured by such liens, plus the aggregate amount of our attributable debt and that of our restricted subsidiaries in respect of sale and leaseback transactions, would exceed an amount equal to an aggregate of 15% of our Consolidated Net Tangible Assets unless it secures the debt securities equally with, or prior to, the debt secured by such liens. This restriction will not, however, apply to the following:

•	liens on restricted property acquired and existing on the date the property was acquired or arising after such acquisition pursuant to contractual commitments entered into prior to such acquisition;

•

liens on any restricted property securing debt incurred or assumed for the purpose of financing its purchase price or the cost of its construction, improvement or repair; provided that such lien attaches to the restricted property within 12 months of its acquisition or the completion of its construction, improvement or repair and does not attach to any other restricted property;

•

liens existing on any restricted property of any restricted subsidiary prior to the time that the restricted subsidiary became a subsidiary of América Móvil or liens arising after that time under contractual commitments entered into prior to and not in contemplation of that event;

•	liens on any restricted property securing debt owed by a subsidiary of América Móvil to América Móvil or to another of its subsidiaries; and

•

liens arising out of the refinancing, extension, renewal or refunding of any debt described above; provided that the aggregate principal amount of such debt is not increased and such lien does not extend to any additional restricted property.

“Consolidated Net Tangible Assets” means total consolidated assets less (1) all current liabilities, (2) all goodwill, (3) all trade names, trademarks, patents and other intellectual property assets and (4) all licenses, each as set forth on our most recent consolidated balance sheet and computed in accordance with International Financial Reporting Standards (“IFRS”).

“Restricted property” means (1) any exchange and transmission equipment, switches, cellular base stations, microcells, local links, repeaters and related facilities, whether owned as of the date of the indenture or acquired after that date, used in connection with the provision of telecommunications services in Mexico, including any land, buildings, structures and other equipment or fixtures that constitute any such facility, owned by América Móvil or our restricted subsidiaries and (2) any share of capital stock of any restricted subsidiary.

“Restricted subsidiaries” means América Móvil’s subsidiaries that own restricted property.

Limitation on Sales and Leasebacks

América Móvil may not, and América Móvil may not allow any of its restricted subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the debt securities will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:

•

the aggregate principal amount of all debt then outstanding that is secured by any lien on any restricted property that does not ratably secure the debt securities (excluding any secured indebtedness permitted under “Limitation on Liens”) plus the aggregate amount of its attributable debt and the attributable debt of its restricted subsidiaries in respect of sale and leaseback transactions then outstanding (other than any sale and leaseback transaction permitted under the following bullet point) would not exceed an amount equal to 15% of our Consolidated Net Tangible Assets; or

•

América Móvil or one of its restricted subsidiaries, within 12 months of the sale and leaseback transaction, retire an amount of its secured debt which is not subordinate to the debt securities in an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction and (2) the fair market value of the restricted property leased.

“Sale and leaseback transaction” means an arrangement between América Móvil or one of its restricted subsidiaries and a bank, insurance company or other lender or investor where América Móvil or its restricted subsidiary leases a restricted property for an initial term of three years or more that was or will be sold by it or its restricted subsidiary to that lender or investor for a sale price of U.S.$ 1 million (or its equivalent in other currencies) or more.

“Attributable debt” means, with respect to any sale and leaseback transaction, the lesser of (1) the fair market value of the asset subject to such transaction and (2) the present value, discounted at a rate per annum equal to the discount rate inherent in the applicable lease, of the obligations of the lessee for net rental payments (excluding, amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease (as determined in good faith by América Móvil in accordance with IFRS).

Provision of Information

América Móvil will furnish the trustee with copies of its annual report and the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our annual reports on Form 20-F and reports on Form 6-K, within 15 days after it files them with the SEC. In addition, it will make the same information, documents and other reports available, at its expense, to holders who so request in writing.

In the event that, in the future, América Móvil is not required to file such information, documents or other reports pursuant to Section 13 or 15(d) of the Exchange Act, América Móvil will furnish on a reasonably prompt basis to the trustee and holders who so request in writing, substantially the same financial and other information that it would be required to include and file in an annual report on Form 20-F and reports on Form 6-K.

If América Móvil becomes aware that a default or event of default or an event that with notice or the lapse of time would be an event of default has occurred and is continuing, as the case may be, América Móvil will deliver a certificate to the trustee describing the details thereof and the action we are taking or propose to take.

Defaults, Remedies and Waiver of Defaults

Holders will have special rights if an event of default with respect to the debt securities they hold occurs and is not cured, as described below.

Events of Default

Each of the following will be an “event of default” with respect to the debt securities:

•	América Móvil fails to pay interest on any debt security within 30 days after its due date;

•	América Móvil fails to pay the principal or premium, if any, of any debt security on its due date;

•

América Móvil remains in breach of any covenant in the indenture for the benefit of holders of the debt securities, for 60 days after it receives a notice of default (sent by the trustee or the holders of not less than 25% in principal amount of the debt securities) stating that it is in breach;

•

América Móvil experiences a default or event of default under any instrument relating to debt having an aggregate principal amount exceeding U.S.$50 million (or its equivalent in other currencies) that constitutes a failure to pay principal or interest when due or results in the acceleration of the debt prior to its maturity;

•

a final judgment is rendered against América Móvil in an aggregate amount in excess of U.S.$50 million (or its equivalent in other currencies) that is not discharged or bonded in full within 30 days; or

•	América Móvil files for bankruptcy, or other events of bankruptcy, insolvency or reorganization or similar proceedings occur relating to it.

Remedies Upon Event of Default

If an event of default with respect to the debt securities occurs and is not cured or waived, the trustee, at the written request of holders of not less than 25% in principal amount of the debt securities, may declare the entire principal amount of all the debt securities to be due and payable immediately, and upon any such declaration the principal, any accrued interest and any additional interest shall become due and payable. If, however, an event of default occurs because of a bankruptcy, insolvency or reorganization relating to América Móvil, the entire principal amount of all the debt securities and any accrued interest and any additional interest will be automatically accelerated, without any action by the trustee or any holder and any principal, interest or additional interest will become immediately due and payable.

Each of the situations described in the preceding paragraph is called an acceleration of the maturity of the debt securities. If the maturity of the debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the debt securities may cancel the acceleration for all the debt securities, provided that all amounts then due (other than amounts due solely because of such acceleration) have been paid and all other defaults with respect to the debt securities have been cured or waived.

If any event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use under the circumstances in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection, known as indemnity and/or security, from expenses and liability. If the trustee receives an indemnity and/or security that is satisfactory to it, the holders of a majority in principal amount of the debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities.

Before holders bypass the trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities of any series, the following must occur:

•	such holders must give the trustee written notice that an event of default has occurred and the event of default has not been cured or waived;

•

the holders of not less than 25% in principal amount of debt securities of that series must make a written request that the trustee take action with respect to the debt securities because of the default and they or other holders must offer to the trustee indemnity and/or security satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of debt securities of that series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of that series.

Holders will be entitled, however, at any time to bring a lawsuit for the payment of money due on their debt securities on or after its due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities may waive a past default for all the debt securities. If this happens, the default will be treated as if it had been cured. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.

Modification and Waiver

There are three types of changes América Móvil can make to the indenture and the outstanding debt securities under the indenture.

Changes Requiring Each Holder’s Approval

The following changes cannot be made without the approval of each holder of an outstanding debt security affected by the change:

•	a change in the stated maturity of any principal or interest payment on a debt security;

•	a reduction in the principal amount, the interest rate or the redemption price for a debt security;

•	a change in the obligation to pay additional interest;

•	a change in the currency of any payment on a debt security other than as permitted by the debt security;

•	a change in the place of any payment on a debt security;

•	an impairment of the holder’s right to sue for payment of any amount due on its debt security;

•	a reduction in the percentage in principal amount of the debt securities needed to change the indenture or the outstanding debt securities under the indenture; and

•	a reduction in the percentage in principal amount of the debt securities needed to waive our compliance with the indenture or to waive defaults.

Changes Not Requiring Approval

Some changes will not require the approval of holders of debt securities. These changes are limited to curing any ambiguity, defect or inconsistency, making changes to conform the provisions contained in the indentures to the description of debt securities contained in the prospectus or an applicable prospectus supplement and making changes that do not adversely affect the rights of holders of the debt securities in any material respect, such as adding covenants, additional events of default, collateral or successor trustees.

Changes Requiring Majority Approval

Any other change to the indenture or the debt securities will be required to be approved by the holders of a majority in principal amount of the debt securities affected by the change or waiver. The required approval must be given by written consent.

The same majority approval will be required for América Móvil to obtain a waiver of any of its covenants in the indenture. Its covenants include the promises it makes about merging and creating liens on its interests, which are described under “Merger, Consolidation or Sale of Assets” and “Covenants”. If the holders approve a waiver of a covenant, América Móvil will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security or the indenture, as it affects that debt security, that it cannot change without the approval of the holder of that debt security as described under “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

América Móvil may, at its option, elect to terminate (1) all of its obligations with respect to the debt securities (“legal defeasance”), except for certain obligations, including those regarding any trust established for defeasance and obligations relating to the transfer and exchange of the debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of agencies with respect to the debt securities or (2) our obligations under the covenants in the indenture, so that any failure to comply with such obligations will not constitute an event of default (“covenant defeasance”) in respect of the debt securities. In order to exercise either legal defeasance or covenant defeasance, América Móvil must irrevocably deposit with the trustee U.S. dollars or such other currency in which the debt securities are denominated (the “securities currency”), government obligations of the United States or a government, governmental agency or central bank of the country whose currency is the securities currency, or any combination thereof, in such amounts as will be sufficient to pay the principal, premium, if any, and interest (including additional interest) in respect of the debt securities then outstanding on the maturity date of the debt securities, and comply with certain other conditions, including, without limitation, the delivery of opinions of counsel as to specified tax and other matters.

If América Móvil elects either legal defeasance or covenant defeasance with respect to any debt securities, it must so elect it with respect to all of the debt securities.

Special Rules for Actions by Holders

When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, América Móvil will apply the following rules.

Only Outstanding Debt Securities are Eligible for Action by Holders

Only holders of outstanding debt securities will be eligible to vote or participate in any action by holders. In addition, América Móvil will count only outstanding debt securities in determining whether the various percentage requirements for voting or taking action have been met. For these purposes, a debt security will not be “outstanding” if it has been surrendered for cancellation or if we have deposited with the trustee in trust or the paying agent or set aside (if we act as our own paying agent) in trust for its holder, money for its payment or redemption.

Determining Record Dates for Action by Holders

América Móvil will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In some limited circumstances, only the trustee will be entitled to set a record date for action by holders. If América Móvil or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. América Móvil or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt securities may be set in accordance with procedures established by the depositary from time to time.

Payment Provisions

Payments on the Debt Securities

América Móvil will pay interest on the debt securities on the interest payment dates stated above and at maturity. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment or, if none has been paid or made available for payment, from the issue date, to but excluding the relevant payment date.

For interest due on a debt security on an interest payment date, América Móvil will pay the interest to the holder in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date. For interest due at maturity but on a day that is not an interest payment date, América Móvil will pay the interest to the person or entity entitled to receive the principal of the debt security. For principal due on a debt security at maturity, América Móvil will pay the amount to the holder of the debt security against surrender of the debt security at the proper place of payment.

Payments on Global Debt Securities. For debt securities issued in global form, América Móvil will make payments on the debt securities in accordance with the applicable procedures of the depositary as in effect from time to time. Under those procedures, América Móvil will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in a global debt security. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Debt Securities. For debt securities issued in certificated form, América Móvil will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at the holder’s address shown on the trustee’s records as of the close of business on the regular record date, and América Móvil will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check may be made in next-day funds, that is, funds that become available on the day after the check is cashed. If América Móvil issues debt securities in certificated form, holders of debt securities in certificated form will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in London.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, América Móvil will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the debt securities or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Paying Agents

If América Móvil issues debt securities in certificated form, it may appoint one or more financial institutions to act as its paying agents, at whose designated offices the debt securities may be surrendered for payment at their maturity. América Móvil may add, replace or terminate paying agents from time to time; provided that if any debt securities are issued in certificated form, so long as such debt securities are outstanding, América Móvil will maintain a paying agent in London. América Móvil may also choose to act as its own paying agent. Initially, América Móvil has appointed Citibank, N.A., London Branch, at its corporate trust office in London, as a paying agent. América Móvil must notify holders of changes in the paying agents as described under “—Notices.”

Unclaimed Payments

All money paid by América Móvil to the trustee or any paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to América Móvil. After that two-year period, the holder may look only to América Móvil for payment and not to the trustee, any paying agent or anyone else.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

Submission to Jurisdiction

In connection with any legal action or proceeding arising out of or relating to the debt securities or the indenture (subject to the exceptions described below), América Móvil has:

•	submitted to the jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, and any appellate court thereof;

•

agreed that all claims in respect of such legal action or proceeding may be heard and determined in such U.S. federal or New York state court and waived, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of our place of residence or domicile; and

•	appointed CT Corporation System, with an office at 111 Eighth Avenue, New York, New York 10011, United States of America, as process agent.

The process agent will receive, on our behalf, service of copies of the summons and complaint and any other process which may be served in any such legal action or proceeding brought in such New York state or U.S. federal court sitting in New York City. Service may be made by mailing or delivering a copy of such process to América Móvil at the address specified above for the process agent.

A final judgment in any of the above legal actions or proceedings will be conclusive and may be enforced in other jurisdictions, in each case, to the extent permitted under the applicable laws of such jurisdiction.

In addition to the foregoing, the holders may serve legal process in any other manner permitted by applicable law. The above provisions do not limit the right of any holder to bring any action or proceeding against América Móvil or our properties in other courts where jurisdiction is independently established.

To the extent that América Móvil has or hereafter may acquire or have attributed to it any sovereign or other immunity under any law, it has agreed to waive, to the fullest extent permitted by law, such immunity from jurisdiction or to service of process in respect of any legal suit, action or proceeding arising out of or relating to the indenture or the debt securities.

Currency Indemnity

América Móvil’s obligations under the debt securities will be discharged only to the extent that the relevant holder is able to purchase the securities currency with any other currency paid to that holder in accordance with any judgment or otherwise. If the holder cannot purchase the securities currency in the amount originally to be paid, América Móvil has agreed to pay the difference. The holder, however, agrees that, if the amount of the securities currency purchased exceeds the amount originally to be paid to such holder, the holder will reimburse the excess to América Móvil. The holder will not be obligated to make this reimbursement if América Móvil is in default of our obligations under the debt securities.

Transfer Agents

América Móvil may appoint one or more transfer agents, at whose designated offices any debt securities in certificated form may be transferred or exchanged and also surrendered before payment is made at maturity. Initially, América Móvil has appointed the trustee, at its corporate trust office in New York City, as transfer agent. América Móvil may also choose to act as its own transfer agent. América Móvil must notify holders of changes in the transfer agent as described under “Notices.” If América Móvil issues debt securities in certificated form, holders of debt securities in certificated form will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities, with a duly completed form of transfer, for registration of transfer at the office of our transfer agent in New York City. América Móvil will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

As long as the notes are in global form, notices to be given to holders will be given to DTC, in accordance with its applicable policies as in effect from time to time. If América Móvil issues notes in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.